                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Homestake Mining Company
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                (Name of Registrant as Specified in Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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     (4) Proposed maximum aggregate value of transaction:

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                            HOMESTAKE MINING COMPANY
[HOMESTAKE LOGO]
                             650 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94108
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 1996

To the Shareholders of Homestake Mining Company:

     The annual meeting of shareholders of Homestake Mining Company will be held at the Fairmont Hotel, California and Mason Streets, San Francisco, California, on Tuesday, May 14, 1996, at 11:00 a.m. local time, for the following purposes:

          1.  Election of four Class III Directors.

          2.  Approval of Stock Option and Share Rights Plan -- 1996.

          3. Approval of the appointment of Coopers & Lybrand LLP as independent auditors for 1996.

          4. Transaction of such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 18, 1996, as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on March 18, 1996, will be entitled to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. TO ENSURE THAT YOU ARE REPRESENTED AT THE MEETING, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, using the return envelope which requires no postage if mailed in the United States. Your early attention to the proxy will be greatly appreciated because it will reduce the cost your Company incurs in obtaining voting instructions from its shareholders.

                                            By Order of the Board of Directors

                                            /s/ WAYNE KIRK

                                            WAYNE KIRK
                                            Secretary

March 27, 1996

                            HOMESTAKE MINING COMPANY
                             650 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94108

                                                                  March 27, 1996

                                PROXY STATEMENT

                  MAY 14, 1996 ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Homestake Mining Company ("Homestake" or the "Company") for use at the annual meeting of shareholders of Homestake to be held at the Fairmont Hotel, California and Mason Streets, San Francisco, California, on Tuesday, May 14, 1996, at 11:00 a.m. local time, or any postponement or adjournment thereof.

     This Proxy Statement and the enclosed proxy card are first being sent to Homestake's shareholders on or about March 27, 1996.

MATTERS TO BE CONSIDERED.

     The following matters will be acted on at the annual meeting:

          1.  Election of four Class III Directors.

          2.  Approval of Stock Option and Share Rights Plan -- 1996.

          3. Approval of the appointment of Coopers & Lybrand LLP as independent auditors for 1996.

          4. Transaction of such other business as may properly come before the meeting.

VOTING SECURITIES AND VOTING RIGHTS.

     Only shareholders of record on March 18, 1996, or their proxies, will be entitled to vote at the annual meeting of shareholders. On March 18, 1996, Homestake had 146,489,575 shares of common stock outstanding.

     A majority of the shares of Homestake common stock outstanding must be represented at the annual meeting in person or by proxy to constitute a quorum for the transaction of business. Each share of common stock is entitled to one vote on all matters other than the election of directors. In the election of directors, each share of common stock is entitled to one vote for a nominee for each director position. Homestake does not have cumulative voting. A shareholders' list will be available for examination by shareholders at the annual meeting.

VOTING PROCEDURE.

     The shares represented by each properly executed proxy returned to Homestake will be voted at the meeting as indicated on the proxy. If no instructions are given, the persons authorized by the proxy will vote in favor of election of the director nominees named in this Proxy Statement, to approve the Stock Option and Share Rights Plan -- 1996, and to approve the appointment of Coopers & Lybrand LLP as independent auditors for 1996. Any person giving a proxy has the right to revoke it at any time before it is exercised (1) by filing with the Secretary of Homestake a duly signed revocation or proxy bearing a later date or (2) by voting in person at the meeting.

     The Board of Directors is not aware of any matters other than those set forth above which may come before the annual meeting. If any other matters are properly presented to the meeting for action, unless contrary instructions are given, the persons named in the enclosed form of proxy and acting thereunder have the power to vote in accordance with their best judgment on such matters.

     On voting for Class III Directors, the four nominees receiving the highest number of votes will be elected. Approval of the Stock Option and Share Rights Plan -- 1996 and approval of the appointment of independent auditors will require the affirmative vote of a majority of the shares of Homestake common stock represented at the meeting.

     If a proxy is marked with instructions to withhold authority to vote for one or more director nominees or to abstain from voting on any matter, those shares will be treated as represented at the meeting in determining whether a quorum is present. Withholding authority to vote for a director nominee will not prevent that director nominee from being elected except to the extent the failure to vote for the nominee results in another nominee receiving a larger number of votes. In other matters where approval is required by a majority of shares outstanding or represented at the meeting, an abstention from voting on a matter will have the effect of a vote against the matter.

     If a broker indicates on a proxy that it is not voting shares on a matter, those shares will be counted for purposes of determining the presence of a quorum at the meeting but will not be treated as represented at the meeting or entitled to vote in respect of that matter.

SOLICITATION OF PROXIES.

     The cost of solicitation of proxies will be borne by Homestake. Solicitation of proxies may be made by officers, directors and employees of Homestake in person, by telephone or by mail. In addition, brokers, banks and other nominee holders will be reimbursed for expenses they incur in forwarding proxy materials to and obtaining voting instructions from beneficial owners of Homestake common stock. D.F. King & Co., Inc. has been engaged to assist with proxy solicitation for a fee not to exceed $12,000 plus expenses.

PRINCIPAL HOLDERS OF HOMESTAKE COMMON STOCK.

     On March 18, 1996, there were 23,530 record holders of Homestake common stock.

     As of the close of business on March 18, 1996, no person was known to Homestake to own beneficially five percent or more of the outstanding Homestake common stock.

     The following table shows: (i) the number of shares of Homestake common stock beneficially owned by directors, nominees for directors and the five highest paid executive officers, and all directors, nominees and executive officers as a group, as of February 29, 1996 (excluding shares which such persons have the right to acquire within 60 days of February 29, 1996 but do not actually own), (ii) the number of shares of Homestake common stock which such persons have the right to acquire within 60 days of February 29, 1996 but do not actually own, and (iii) the total number of shares of Homestake common stock which such persons own and have the right to acquire within 60 days of February 29, 1996. The shares so shown include shares held in Homestake's Savings Plan for the accounts of executive officers and share rights granted under the Employees' Stock Option and Share Rights Plan--1988, which entitle outside directors to receive shares on the date of ceasing to serve as a director. Including the shares held by Case, Pomeroy & Company, Inc. (described in footnote 2) and the shares which the identified persons have the right to acquire but do not own, the shares of Homestake common stock beneficially owned by all directors, nominees and executive officers as a group represent approximately 5.30 percent of the total number of shares of Homestake common stock outstanding.

                                                   NUMBER OF SHARES
                                                  BENEFICIALLY OWNED         RIGHT TO            TOTAL
                                                        AS OF             ACQUIRE SHARES         NUMBER
                                                  FEBRUARY 29, 1996,          WITHIN           OF SHARES
                                                  EXCLUDING RIGHT TO        60 DAYS OF         BENEFICIALLY
                      NAME                        ACQUIRE SHARES(1)      FEBRUARY 29, 1996       OWNED
------------------------------------------------  ------------------     -----------------     ----------
M. Norman Anderson..............................           2,529                5,914               8,443
Robert H. Clark, Jr.(2).........................       6,535,276                1,736           6,537,012
Harry M. Conger(3)..............................         175,442              438,000             613,442
G. Robert Durham................................           5,000                1,295               6,295
Douglas W. Fuerstenau...........................           1,478                1,728               3,206
Henry G. Grundstedt.............................           1,000                  866               1,866
William A. Humphrey.............................          61,187              110,946             172,133
Robert K. Jaedicke..............................             400                1,715               2,115
John Neerhout, Jr. .............................           1,000                1,254               2,254
Stuart T. Peeler................................           8,500                1,885              10,385
Carol A. Rae....................................               0                  142                 142
Berne A. Schepman...............................           3,524                1,749               5,273
Jack E. Thompson................................          13,405               67,950              81,355
Gene G. Elam....................................           3,780               73,450              77,230
Wayne Kirk(4)...................................           4,211               46,600              50,881
Gil J. Leathley.................................           2,125               24,767              26,892
All Directors, Nominees and Executive Officers
  as a Group (22 persons).......................       6,832,494              991,259           7,823,753

------------

(1) In some instances voting and investment power is shared with the spouse of the identified person.

(2) Includes 26,000 shares owned by Mr. Clark's spouse and one of his children. Also includes 6,485,276 shares owned by Case Pomeroy & Company, Inc. Mr. Clark is the President and Chief Executive Officer and, with family members, is a controlling shareholder of Case Pomeroy.

(3) Includes 446 shares held of record by a Savings Plan Trust for Mr. Conger's spouse. Mr. Conger disclaims beneficial ownership of these shares.

(4) Includes 400 shares held of record by two of Mr. Kirk's children. Mr. Kirk disclaims beneficial ownership of these shares.

     Section 16(a) of the Securities Exchange Act of 1934 and related rules require the Company's directors and executive officers to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and with the Company. Based on its review of reports of beneficial ownership filed with the Company and written representations of directors and executive officers, the Company believes that during 1995 all of its directors and executive officers timely filed all reports of beneficial ownership and changes in beneficial ownership required under Section 16(a), except that the Form 3 Initial Report of Ownership of Carol A. Rae, a director elected in 1995, was filed late. No directors or executive officers reported in 1995 a transaction or ownership of shares that should have been reported in an earlier year.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board of Directors of Homestake consists of 13 members, divided into three classes with staggered terms of three years each. Four Class III Directors are to be elected at this annual meeting to serve until the annual meeting in 1999 or until their successors are elected and qualified.

     Each nominee has consented to be named in this Proxy Statement and to serve if elected. If any nominee should become unable to serve as a director prior to the annual meeting, the persons authorized by the proxy will vote for the election of a substitute nominee recommended by the Nominating Committee of the Board of Directors in place of that nominee.

     THE BOARD OF DIRECTORS OF HOMESTAKE RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR CLASS III NOMINEES NAMED BELOW. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NAMED NOMINEES UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY.

INFORMATION CONCERNING NOMINEES FOR ELECTION.

     Certain information as to each of the four nominees for election as a Class III Director is set forth in the table below. The information appearing in the table and certain information regarding beneficial ownership of securities by such nominees contained in this Proxy Statement has been furnished to Homestake by the nominees.

NOMINEES FOR CLASS III DIRECTORS TO SERVE UNTIL 1999 ANNUAL MEETING:

                                  AGE AT      DIRECTOR
                               MAY 14, 1996    SINCE             BIOGRAPHICAL INFORMATION
                               ------------   --------    --------------------------------------
Harry M. Conger...............      65          1977      Mr. Conger has been Chairman of the
                                                          Board of Homestake since 1982 and
                                                          Chief Executive Officer since 1978. He
                                                          was also President of Homestake from
                                                          1977 to 1986. He is a director of ASA
                                                          Limited (investment company), Baker
                                                          Hughes Incorporated (oil service and
                                                          equipment manufacturing), CalMat
                                                          Company (aggregates, asphalt, and
                                                          property development), and Pacific Gas
                                                          and Electric Company.

G. Robert Durham..............      67          1990      Mr. Durham has been a director and
                                                          Chief Executive Officer of Walter
                                                          Industries, Inc. (building materials,
                                                          home building, mortgage financing and
                                                          natural resource development) since
                                                          June 1991, President from June 1991 to
                                                          October 1995, and Chairman since
                                                          October 1995. He was Chairman of the
                                                          Board and President of Phelps Dodge
                                                          Corporation (mining) from 1987 to
                                                          1989, President and Chief Operating
                                                          Officer from 1985 to 1987, and held
                                                          other executive positions with Phelps
                                                          Dodge Corporation or affiliated corpo-
                                                          rations beginning in 1977. He is a
                                                          director of FINOVA Group Inc.
                                                          (financial services), a director of
                                                          Mincorp Ltd. (engineering services),
                                                          and a trustee of Mutual Life Insur-
                                                          ance Company of New York.

                                  AGE AT      DIRECTOR
                               MAY 14, 1996    SINCE             BIOGRAPHICAL INFORMATION
                               ------------   --------    --------------------------------------
Robert K. Jaedicke............      67          1983      Mr. Jaedicke is a Professor (emeritus)
                                                          of Accounting at Stanford University
                                                          Graduate School of Business. He has
                                                          been a member of the Stanford faculty
                                                          since 1961 and was Dean of the
                                                          Graduate School of Business from 1983
                                                          to 1990. He is a director of Boise
                                                          Cascade Corporation (forest products
                                                          and paper), California Water Service
                                                          Company, Enron Corp. (natural gas and
                                                          liquid fuels), GenCorp (aerospace,
                                                          auto, polymer products), State Farm
                                                          Insurance Companies, and Wells Fargo &
                                                          Company and Wells Fargo Bank, N.A.

Carol A. Rae..................      50          1995      Ms. Rae was the President and Chief
                                                          Executive Officer of Magnum Diamond
                                                          Corporation (manufacturer of surgical
                                                          instruments) from 1989 to 1995. She
                                                          was Senior Vice President and General
                                                          Manager of the Refractive Division of
                                                          Chiron Vision Corporation
                                                          (manufacturer of ophthalmic
                                                          intraocular lenses) from 1994 until
                                                          1995 and since 1995 has been Senior
                                                          Vice President of Government Affairs
                                                          of the Refractories Division of Chiron
                                                          Vision. She has also been the Presi-
                                                          dent of MedVal Technologies
                                                          International, Inc. (manufacturer of
                                                          orthopedic splints) since 1982. She is
                                                          a member of the board of directors of
                                                          the U.S. Chamber of Commerce.

INFORMATION CONCERNING CONTINUING DIRECTORS.

     Certain information as to each director who will continue in office is set forth in the following tables. The information appearing in the tables and certain information regarding beneficial ownership of securities by such directors contained in this Proxy Statement has been furnished to Homestake by the directors.

CONTINUING CLASS I DIRECTORS TO SERVE UNTIL 1997 ANNUAL MEETING:

                                  AGE AT      DIRECTOR
                               MAY 14, 1996    SINCE             BIOGRAPHICAL INFORMATION
                               ------------   --------    --------------------------------------
M. Norman Anderson............      65          1992      Mr. Anderson is President of Norman
                                                          Anderson & Associates Ltd. (mining
                                                          consultants). Mr. Anderson was a
                                                          director of Homestake Canada Inc. from
                                                          1987 to 1993, and was the Chairman of
                                                          the Board of Directors of Homestake
                                                          Canada Inc. from February 1991 to July
                                                          1992, when the Company acquired the
                                                          outstanding voting shares of Homestake
                                                          Canada Inc. He is a director of Prime
                                                          Resources Group Inc. (gold mining),
                                                          Solv-ex Corporation (tar sands
                                                          processing), Finning Ltd.
                                                          (construction equipment sales and
                                                          service), and Toronto Dominion Bank.

                                  AGE AT      DIRECTOR
                               MAY 14, 1996    SINCE             BIOGRAPHICAL INFORMATION
                               ------------   --------    --------------------------------------
Robert H. Clark, Jr.*.........      55          1984      Mr. Clark has been Chief Executive
                                                          Officer since 1993, President since
                                                          1983, and a director since 1968 of
                                                          Case, Pomeroy & Company, Inc. (mining,
                                                          oil and gas, real estate).

Douglas W. Fuerstenau.........      67          1977      Mr. Fuerstenau has been a Professor of
                                                          Metallurgy, Department of Materials
                                                          Science and Mineral Engineering,
                                                          University of California, Berkeley
                                                          since 1959. He was P. Malozemoff
                                                          Professor of Mineral Engineering from
                                                          1987 to 1993, professor emeritus from
                                                          1993 to July 1994, and has been a
                                                          professor in the Graduate School since
                                                          July 1994.

Berne A. Schepman.............      69          1973      Mr. Schepman has been President of
                                                          Adair Company (management consulting)
                                                          since 1982 and President of Russian
                                                          Technology Group (technology
                                                          marketing) since July 1992.

CONTINUING CLASS II DIRECTORS TO SERVE UNTIL 1998 ANNUAL MEETING:

                                  AGE AT      DIRECTOR
                               MAY 14, 1996    SINCE             BIOGRAPHICAL INFORMATION
                               ------------   --------    --------------------------------------
Henry G. Grundstedt...........      67          1992      Mr. Grundstedt is a mining consultant.
                                                          He was Senior Vice President of
                                                          Capital Guardian Trust Company (money
                                                          manager of pension and mutual funds)
                                                          from 1973 to 1991 and held other
                                                          executive positions with that firm
                                                          beginning in 1972, specializing in the
                                                          mining and metals industry.

William A. Humphrey...........      69          1982      Mr. Humphrey has been a mining
                                                          consultant since March 1993. He has
                                                          been Vice Chairman of Homestake since
                                                          July 1992, was President and Chief
                                                          Operating Officer of Homestake from
                                                          April 1991 to July 1992, and was an
                                                          Executive Vice President of Homestake
                                                          from 1981 to April 1991.

John Neerhout, Jr.............      65          1989      Mr. Neerhout has been Executive Vice
                                                          President of Bechtel Group Inc.
                                                          (engineering and construction) since
                                                          1986. He is a director of and holds
                                                          executive positions with Bechtel Group
                                                          Inc. and other of its affiliated
                                                          companies.

---------------

* See "Certain Transactions with Affiliates and Indebtedness of Directors and Officers--Shareholder Agreement with Case Pomeroy" regarding the agreement with the Company under which Mr. Clark is entitled to be nominated as a director.

                                  AGE AT      DIRECTOR
                               MAY 14, 1996    SINCE             BIOGRAPHICAL INFORMATION
                               ------------   --------    --------------------------------------
Stuart T. Peeler..............      66          1981      Mr. Peeler has been a petroleum
                                                          industry consultant since 1989. From
                                                          1982 until 1988 he was Chairman of the
                                                          Board and Chief Executive Officer of
                                                          Statex Petroleum, Inc. He is a
                                                          director of CalMat Company (aggre-
                                                          gates, asphalt, and property
                                                          development), Chieftain International,
                                                          Inc. (oil and gas exploration and
                                                          production) and Chieftain In-
                                                          ternational Funding Corp. (financial
                                                          services).

Jack E. Thompson..............      46          1994      Mr. Thompson has been President and
                                                          Chief Operating Officer and a director
                                                          of Homestake since August 1994. He was
                                                          Executive Vice President-Canada of
                                                          Homestake and President and Chief
                                                          Executive Officer of Prime Resources
                                                          Group Inc. and Homestake Canada Inc.
                                                          from July 1992 to August 1994. He was
                                                          President of Homestake Mineral De-
                                                          velopment Company and North American
                                                          Metals Corp. (gold mining) from 1988
                                                          until July 1992.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD.

     Homestake's Board of Directors held 14 meetings during calendar year 1995.

     The Board of Directors has six standing committees: Executive, Finance, Audit, Compensation, Nominating, and Environment, Health and Safety.

     The Executive Committee has authority to exercise most of the powers of the Board of Directors. It is intended to function on a standby basis. The members of the Committee are Messrs. Conger (Chairman), Clark, Humphrey, Peeler, Schepman and Thompson. The Executive Committee held one meeting during 1995.

     The Finance Committee reviews and makes recommendations to the Board of Directors about proposed dividends, investments and financial matters, and oversees pension and savings plan investments. The members of the Committee are Messrs. Conger, Grundstedt, Humphrey, Peeler (Chairman) and Thompson, and Ms. Rae. The Finance Committee held four meetings during 1995.

     The Audit Committee recommends to the Board of Directors appointment of the firm of independent auditors to examine and report to shareholders on the consolidated financial statements of Homestake, and receives and considers the reports of the auditors. The Committee also oversees Homestake's internal auditing. The members of the Committee are Messrs. Anderson, Clark, Jaedicke (Chairman) and Neerhout, and Ms. Rae, all non-employee directors. The Committee held three meetings during 1995.

     The Compensation Committee evaluates and recommends to the full Board of Directors the levels of compensation and benefits for officers and key employees. The Compensation Committee also administers the Company's stock option plans and its Deferred Compensation Plan and Executive Supplemental Retirement Plan. The members of the Committee are Messrs. Durham, Fuerstenau, Grundstedt, Jaedicke, Neerhout and Schepman (Chairman), all non-employee directors. The Committee held four meetings during 1995.

     The Nominating Committee reviews and evaluates candidates for director, including nominees recommended by shareholders, and makes recommendations on candidates to the Board of Directors. Applications and communications relating to candidates for director may be sent to the Secretary of Homestake at the corporate offices in San Francisco. The members of the Committee are Messrs. Anderson, Durham,

Fuerstenau (Chairman) and Schepman, all non-employee directors. The Nominating Committee held two meetings during 1995.

     The Environment, Health and Safety Committee oversees Homestake's compliance with environmental, health and safety laws and policies. The members are Messrs. Anderson (Chairman), Durham, Fuerstenau, Humphrey and Neerhout, all non-employee directors. The Environment, Health and Safety Committee held one meeting during 1995.

     Each incumbent director attended at least 75 percent of the total number of meetings of the Board of Directors and the respective committees on which he or she served. The aggregate average attendance at meetings of the Board of Directors and its committees was 96.1 percent.

COMPENSATION OF DIRECTORS.

     A director of Homestake who is not an employee of the Company or its subsidiaries receives an annual retainer fee of $16,000 and each chairman of a committee of the Board of Directors who is not an employee of Homestake receives an additional annual retainer of $2,000. All directors, including employee directors, receive attendance fees of $900 for each meeting of the Board of Directors and $800 for each committee meeting. Directors are entitled to defer compensation under the Deferred Compensation Plan described below under "Compensation of Executive Officers--Summary Compensation Table."

     The Company has adopted a Retirement Plan for Outside Directors. Under the Plan, directors who do not have a fully vested interest under any tax-qualified Homestake retirement plan are eligible to receive benefits. The total retirement benefit payable is an amount equal to the annual retainer fee payable to Outside Directors at the date of retirement (presently $16,000 per year) multiplied by the number of years such retiring Director was an Outside Director (i.e., not an employee of the Company or its subsidiaries). The retirement benefit is payable in monthly installments over the number of months the retiring Outside Director served as an Outside Director, beginning on the later of retirement or attaining of age 70 (later of retirement or age 65 in the case of an Outside Director who has served at least 10 years). Benefits payable to a participant who dies prior to completion of payout are payable to the participant's spouse.

     Under the Employees' Stock Option and Share Rights Plan--1988 ("1988 Plan"), automatic share rights are made available to directors who are not employees of Homestake. For each year that the 1988 Plan is in effect, on the eighth business day after Homestake's annual earnings for the preceding year are released, each non-employee director on that date is granted share rights entitling him or her to receive shares of Homestake common stock for no consideration on the date he or she ceases to serve as a director. The number of shares covered by each annual share right grant is calculated by dividing 10 percent of the compensation received for services as a director of Homestake for the preceding calendar year by the average fair market value of one share of Homestake common stock for the third through the seventh business days following release of Homestake's earnings for the preceding calendar year. Share rights are cancelled if an individual ceases to serve as a director within three years from the date of grant, other than by reason of death, disability, retirement at mandatory retirement age for directors, or termination within one year following a change of control as defined in the 1988 Plan. For 1995, a total of 2,114 share rights were granted under the 1988 Plan. No director was credited with more than 225 share rights for 1995.

     During 1996, a director of Prime Resources Group Inc. ("Prime"), 50.6% owned by Homestake, who is not an employee of Homestake or Prime will receive an annual retainer of C$10,000 and attendance fees of C$750 for each board or committee meeting. M. Norman Anderson is a non-employee director of Prime.

     In July 1992, Homestake entered into a consulting agreement with Stuart T. Peeler under which Mr. Peeler provides advisory services to the Company with respect to its investment in the Main Pass 299 oil and sulphur project in the Gulf of Mexico. The agreement is terminable by either party on 30 days' notice. Mr. Peeler receives compensation at a rate of $1,000 for each day of service under the agreement. For 1995, the Company paid $22,781 to Mr. Peeler under the agreement.

     In March 1993, Homestake entered into a consulting agreement with William
A. Humphrey under which Mr. Humphrey provides advisory services to the Company with respect to various mining matters, principally involving Latin America. The agreement is terminable by either party at will. Mr. Humphrey receives compensation at a rate of $1,000 for each day of service under the agreement. No compensation was paid to Mr. Humphrey under the agreement during 1995.

COMPENSATION OF EXECUTIVE OFFICERS.

  Summary Compensation Table

     The following table sets forth summary information regarding compensation paid by Homestake and its subsidiaries for the years ended December 31, 1995, 1994 and 1993 to the chief executive officer and the other four highest compensated executive officers of Homestake for 1995:

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                          ANNUAL COMPENSATION          ----------------------
                                    -------------------------------
                                                             OTHER       AWARDS       PAYOUTS
                                                            ANNUAL     ----------     -------
                                                            COMPEN-    SECURITIES      LTIP        ALL OTHER
        NAME AND                                            SATION     UNDERLYING     PAYOUTS     COMPENSATION
   PRINCIPAL POSITION      YEAR     SALARY ($) BONUS ($)    ($)(1)     OPTIONS(#)       ($)           ($)
-------------------------  -----    ---------  --------     -------    ----------     -------     ------------
Harry M. Conger             1995    $ 517,500  $105,000      66,953(2)   59,900         $ 0         $  9,000(3)
  Chairman of the           1994      500,000   225,000      14,900(4)   49,200           0            6,750
  Board and Chief           1993      465,000   210,000      17,500(4)   91,500           0            8,254
  Executive Officer
Gene G. Elam                1995      261,000    41,000       8,150(5)   16,100           0            9,005(6)
  Vice President,           1994      252,000    88,200       8,100(7)   13,200           0            6,750
  Finance and Chief         1993      235,000    83,000         900(7)   24,700           0            8,230
  Financial Officer
Wayne Kirk                  1995      326,000    52,000          --      20,100           0            9,010(8)
  Vice President,           1994      315,000   110,250          --      16,500           0            6,750
  General Counsel           1993      300,000   105,000          --      31,500           0            8,254
  and Corporate Secretary
Gil J. Leathley             1995      198,088    30,000      49,631(10)   21,500          0           10,592(11)
  Vice President,           1994      171,740    55,600         692(12)    9,700          0            9,623
  Operations(9)             1993      161,345    46,909         266(12)   18,500          0            6,858
Jack E. Thompson            1995      336,000    68,000      29,146(13)   31,100          0            9,077(14)
  President and Chief       1994      263,575   146,250     157,438(16)   29,700          0            6,750
  Operating Officer(15)     1993      215,000    75,300     104,810(17)   28,200          0            7,532

------------

 (1) In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the Company is not required to report the value of personal benefits for any year unless the aggregate dollar value exceeds the lesser of 10 percent of the executive officer's salary and bonus or $50,000.

 (2) Consists of $49,543 (financial planning) and $17,500 (directors' fees).

 (3) Matching contribution to Savings Plan.

 (4) Directors' fees.

 (5) Consists of $7,200 (directors' fees paid by publicly held subsidiary) and $950 (financial planning).

 (6) Consists of matching contribution to Savings Plan ($9,000) and above-market component of interest paid on deferred compensation plan ($5).

 (7) Directors' fees paid by publicly held subsidiary.

 (8) Consists of matching contribution to Savings Plan ($9,000) and above-market component of interest paid on deferred compensation plan ($10).

 (9) Mr. Leathley served as Vice President, Canadian Operations during a portion of 1995, and during all of 1994 and 1993, and was resident in Vancouver. Accordingly, a portion of Mr. Leathley's Annual Compensation and All Other Compensation was paid in Canadian dollars during such time periods. The following conversion rates were used to convert such amounts: 1995-.7324; 1994-.7128; and 1993-.7566. Mr. Leathley became Vice President, Operations, of the Company in May 1995.

(10) Consists of $717 (premiums paid on life and accidental death and dismemberment policy), $39,600 (relocation expenses paid by or on behalf of Mr. Leathley) and $9,254 (tax gross-up for relocation expenses). In connection with his appointment as Vice President, Operations, Mr. Leathley relocated from Canada to the San Francisco area.

(11) Consists of matching contribution to Savings Plan and Registered Retirement Savings Plan ($10,542) and above-market component of interest paid on deferred compensation plan ($50).

(12) Premiums paid on life and accidental death and dismemberment policy.

(13) Consists of $17,500 (directors' fees), $11,030 (financial planning) and $616 (tax gross-up for payment made in connection with the sale of Mr. Thompson's Canadian residence in 1994).

(14) Consists of matching contribution to Savings Plan ($9,000) and above-market component of interest paid on deferred compensation plan ($177).

(15) Mr. Thompson served as Executive Vice President until August 9, 1994, when he was appointed President.

(16) Consists of $53,844 (cost-of-living adjustment in connection with Mr. Thompson's foreign assignment), $47,700 (payment to Mr. Thompson in connection with sale of residence in Canada), $45,131 (tax gross-up for payment made in connection with sale of residence), $7,263 (financial planning) and $3,500 (directors' fees). In connection with his appointment as President, Mr. Thompson relocated from Canada to the San Francisco area.

(17) Consists of $92,600 (cost-of-living adjustment in connection with Mr. Thompson's foreign assignment), $9,000 (forgiveness of prior relocation loan) and $3,210 (tax return preparation).

     Under the Company's Deferred Compensation Plan, directors, officers and other key employees selected by the Compensation Committee are permitted to defer income. Under the plan, participants may elect to defer each year an amount not less than $2,000 nor more than 100 percent of compensation. Amounts deferred are credited with interest in an amount equivalent to 120% of (i) the monthly Moody's Corporate Bond Yield Average as published by Moody's Investors Service, Inc. and (ii) such additional amount as the Compensation Committee determine as to be appropriate.

  Agreements with Certain Executives

     By an agreement between Harry M. Conger and Homestake, Mr. Conger will receive upon retirement, for life, monthly compensation equal to 65 percent of the average of his 36 consecutive months of highest compensation less one-half of his Social Security benefits. On Mr. Conger's death before retirement (or for the remaining portion of a ten-year period from the date of his retirement if his death occurs after retirement), his surviving spouse will receive monthly for ten years the amounts Mr. Conger would have received had he survived and thereafter 50 percent of such amounts for her life. On termination of Mr. Conger's employment with Homestake, all unexercised stock options become immediately exercisable and may be surrendered to Homestake in exchange for a cash payment equal to the excess of the market price over the option price. Mr. Conger is not entitled to benefits if his employment is terminated for material acts of willful misconduct or gross negligence.

     Homestake has severance agreements with Messrs. Elam, Kirk, Leathley and Thompson under which they are entitled to benefits in the event of a merger or takeover. A merger or takeover is defined as any of the following events: (i) Homestake is a party to a merger or combination under the terms of which less than 75 percent of the shares in the resulting company are owned by the shareholders of Homestake immediately preceding such event; (ii) at least 75 percent in fair market value of Homestake's assets are sold; or (iii) at least 25 percent in voting power in election of directors of Homestake's capital stock is acquired by any one person or group as that term is used in Rule 13d-5 under the Securities Exchange Act of 1934. Entitlement to benefits arises if within three years of a merger or takeover, the executive's employment is terminated or if he elects to terminate his employment following (i) a reduction in salary or certain other benefits, (ii) a change in location of employment, (iii) a change in position, duties, responsibilities or status inconsistent with the executive's prior position or (iv) a reduction in responsibilities, titles, or offices as in effect immediately before such merger or takeover. Benefits payable under the agreements consist of (i) a lump sum cash payment equal to two times the highest annual salary and bonus, including deferred compensation, during the three-year period preceding termination, (ii) continuation of participation in insurance and certain other fringe benefits for two years,
(iii) full vesting in the Company's Executive Supplemental Retirement Plan described below under "Retirement Plans," (iv) full vesting and acceleration of exercisability of options, and (v) relocation assistance to the extent not provided by another employer. Benefits payable under the agreements are in lieu of any severance benefits under Homestake's general severance policy.

STOCK OPTION PLANS.

  Options Granted

     The following table sets forth certain information with respect to options to acquire common stock that were granted during 1995 to each named executive officer under the 1988 Plan.

                             OPTION GRANTS IN 1995

                                                                                     POTENTIAL REALIZABLE
                                        % OF TOTAL                                     VALUE AT ASSUMED
                           NO. OF        OPTIONS      EXERCISE                       ANNUAL RATES OF STOCK
                         SECURITIES     GRANTED TO       OR                         PRICE APPRECIATION FOR
                         UNDERLYING     EMPLOYEES       BASE                              OPTION TERM
                           OPTIONS      IN FISCAL      PRICE       EXPIRATION       -----------------------
          NAME           GRANTED(1)        YEAR        ($/SH)         DATE            5%(2)       10%(2)
------------------------------------    ----------    --------    -------------     ---------   -----------
Harry M. Conger             59,900         16.73      $ 15.375    Mar. 2, 2005      $ 579,188    $1,467,777
Gene G. Elam                16,100          4.50        15.375    Mar. 2, 2005        155,675       394,511
Wayne Kirk                  20,100          5.61        15.375    Mar. 2, 2005        194,352       492,526
Gil J. Leathley             11,500          3.21        15.375    Mar. 2, 2005        111,196       281,794
                            10,000(3)       2.79        18.000    Apr. 20, 2005       116,255       291,737
Jack E. Thompson            31,100          8.69        15.375    Mar. 2, 2005        300,714       762,068

------------
(1) Granted at fair market value. Granted on March 2, 1995 (except as otherwise noted), and vest in 25 percent increments on the first through fourth anniversaries of the grant date. Vesting of options is accelerated in specified circumstances, including upon certain reorganizations and the commencement of certain tender offers.

(2) Compounded annually.

(3) Granted on April 20, 1995.

  Options Exercised

     The following table sets forth certain information with respect to options exercised during 1995 by each named executive officer.

                      AGGREGATED OPTION EXERCISES IN 1995
                       AND OPTION VALUES AT 1995 YEAR END

                                                                     NO. OF
                                                                   SECURITIES
                                                                   UNDERLYING           VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                                  NO. OF                           AT YEAR END              AT YEAR END
                              SHARES ACQUIRED     VALUE           EXERCISABLE/              EXERCISABLE/
             NAME               ON EXERCISE      REALIZED         UNEXERCISABLE            UNEXERCISABLE
---------------------------------------------    --------      -------------------      --------------------
Harry M. Conger                    22,816        $102,672        404,416/157,800          $427,235/166,209
Gene G. Elam                      --                --            55,850/ 47,700            65,329/ 56,601
Wayne Kirk                        --                --            37,825/ 51,975            89,506/ 65,512
Gil J. Leathley                     8,375          44,130         21,092/ 46,775            19,578/ 53,068
Jack E. Thompson                                                  56,375/ 81,350            73,819/ 76,767

     Homestake's stock option plans permit optionees designated by the Compensation Committee to pay part of the option price by delivering to Homestake a promissory note. Each note bears interest and is secured by a pledge of Homestake common shares with an aggregate market value at the time of delivery of the note at least equal to the principal amount of the note. In 1995, no optionee under Homestake stock option plans had indebtedness to the Company in respect of stock options.

RETIREMENT PLANS.

  Retirement Plan

     All full-time non-union employees of Homestake (approximately 635 persons) participate in the Homestake Retirement Plan, a noncontributory defined benefit plan ("Retirement Plan").

     Under the Retirement Plan, participants accrue benefits at the rate of two percent per year of service during the first 25 years and one-half percent for each year of service thereafter. Normal retirement age under the Retirement Plan is 65. Early retirement, with reduced benefits, is permitted after age 55 with five years of service. The Retirement Plan is integrated with Social Security. For a participant who retires at age 65 with 25 years of service, the monthly benefit payable will be 50 percent of the average monthly compensation during the 60 consecutive months of highest compensation (salary and bonus), less one-half of the participant's Social Security benefits. Benefits paid upon retirement are subject to a cost-of-living increase, up to a maximum of three percent per year. Vesting requires five years of service. Homestake makes annual actuarially determined contributions to the Retirement Plan to provide the benefits to retirees. Funding contributions are not segregated as to individual employees.

     The following table shows selected estimated annual benefits payable upon retirement at age 65 under the Retirement Plan for persons having specified years of service and the indicated remuneration. The table includes amounts that may be payable under the Supplemental Retirement Plan described below ("SRP"). Amounts shown are calculated on a straight life annuity basis and are shown before deduction for one-half of Social Security benefits. For purposes of the Retirement Plan and the SRP, the years of service as of December 31, 1995 for Messrs. Conger, Elam, Kirk, Leathley and Thompson are 20 years, 5 years, 3 years, 8 years and 14 years, respectively. For purposes of these plans, earnings include salary and bonus but exclude directors' fees and other benefits that are included in the Summary Compensation Table.

                                YEARS OF SERVICE

    AVERAGE
ANNUAL EARNINGS
(60 CONSECUTIVE
HIGHEST MONTHS)     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
---------------     --------     --------     --------     --------     --------     --------
   $ 150,000        $ 30,000     $ 45,000     $ 60,000     $ 75,000     $ 78,750     $ 82,500
     200,000          40,000       60,000       80,000      100,000      105,000      110,000
     250,000          50,000       75,000      100,000      125,000      131,250      137,500
     300,000          60,000       90,000      120,000      150,000      157,500      165,000
     350,000          70,000      105,000      140,000      175,000      183,750      192,500
     400,000          80,000      120,000      160,000      200,000      210,000      220,000
     450,000          90,000      135,000      180,000      225,000      236,250      247,500
     500,000         100,000      150,000      200,000      250,000      262,500      275,000
     550,000         110,000      165,000      220,000      275,000      288,750      302,500
     600,000         120,000      180,000      240,000      300,000      315,000      330,000

  Supplemental Retirement Plan

     The Employee and Retirement Income Security Act of 1974 ("ERISA") imposes a maximum limit on annual retirement benefits payable under Internal Revenue Code ("IRC") qualified retirement plans. For 1995, that annual limit was $120,000. In addition, the IRC limits the amount of annual compensation that may be considered under qualified retirement plans. In 1995, that annual limit was $150,000. Under the SRP, executive officers and key employees selected by the Compensation Committee will be entitled to a supplemental retirement benefit equal to the difference between the full amount of their pension benefits determined under the Retirement Plan and the maximum amount permitted to be paid under ERISA and the IRC. The SRP is funded by Company contributions into a "rabbi trust." All of the officers identified in the Summary Compensation Table are participants in the SRP.

  Executive Supplemental Retirement Plan

     Homestake has established an Executive Supplemental Retirement Plan ("Supplemental Plan") for executive officers and key employees selected by the Compensation Committee. Under the Supplemental Plan, participants accrue benefits under the following formula. Service credit is determined by multiplying 4 1/3 percent by years of service, up to a maximum of 15 years. Service credit is then multiplied by average monthly compensation during the 36 consecutive months of highest compensation (salary and bonus) to determine a monthly retirement benefit. The monthly benefit is reduced by benefits payable under all other Homestake retirement plans and, commencing at age 65, by one-half of Social Security and comparable foreign social security plan benefits. Retirement is permitted at age 62 after 10 years of service, although a participant who has attained age 55 and 10 years of service may elect early retirement and receive a reduced benefit if approved by the Compensation Committee. The Supplemental Plan is funded by Company contributions into a "rabbi trust." The following table shows selected estimated annual benefits payable under the Supplemental Plan, calculated on a straight life annuity basis, assuming retirement at age 62, to persons having specified years of service and the indicated average earnings before reductions for integration with Social Security and comparable foreign plans, and also before reduction for other Homestake retirement plans. Payments under the Supplemental Plan are not limited by ERISA or the IRC. All of the officers identified in the Summary Compensation Table are participants in the Supplemental Plan. For purposes of the Supplemental Plan, the years of service as of December 31, 1995 for Messrs. Conger, Elam, Kirk, Leathley and Thompson are 15 years, 9 years, 3 years, 9 years and 14 years, respectively.

                                YEARS OF SERVICE

    AVERAGE
ANNUAL EARNINGS
(36 CONSECUTIVE
HIGHEST MONTHS)     10 YEARS     13 YEARS     15 YEARS
---------------     --------     --------     --------
   $ 150,000        $ 65,000     $ 84,500     $ 97,500
     200,000          86,667      112,667      130,000
     250,000         108,333      140,833      162,500
     300,000         130,000      169,000      195,000
     350,000         151,667      197,167      227,500
     400,000         173,333      225,333      260,000
     450,000         195,000      253,500      292,500
     500,000         216,667      281,667      325,000
     550,000         238,333      309,833      357,500
     600,000         260,000      338,000      390,000

PERFORMANCE GRAPH.

     Set forth below is a line graph comparing the cumulative total shareholder return on Homestake common stock for the five years ended December 31, 1995, based on the market price of the Homestake common stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Index and Standard & Poor's Gold Index.*

     THE FOLLOWING PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY HOMESTAKE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

      Measurement Period
    (Fiscal Year Covered)          Homestake       S & P 500      S & P GOLD
12/90                                      100             100             100
12/91                                       84             130              81
12/92                                       59             140              76
12/93                                      118             155             139
12/94                                       93             157             112
12/95                                       85             215             126

------------

* $100 invested on December 31, 1990 in stock or index, including reinvestment of dividends. Fiscal years ending December 31.

COMPENSATION COMMITTEE REPORT*

     The Compensation Committee is responsible for administering the policies that govern executive compensation. The Compensation Committee evaluates the performance of management and recommends to the full Board of Directors the compensation level for all officers and key employees. The Committee administers the Company's stock option plans and determines the amount of stock options granted to officers and key employees. The Compensation Committee also administers the Deferred Compensation Plan, the Supplemental Retirement Plan and the Executive Supplemental Retirement Plan. The Committee is comprised of six non-employee directors.

     The Company's executive compensation program has the following objectives:

        - Attract and retain key executives critical to the long-term success of the Company.

        - Reward performance that benefits the shareholders.

     The basic compensation program consists of both cash and long-term, equity-based compensation. In addition, officers and key employees may participate in the Company's Retirement Plan, the Supplemental Retirement Plan, and the Executive Supplemental Retirement Plan (described elsewhere in this Proxy Statement), and the Company's Savings Plan, which is generally available to all salaried employees and which provides for Company matching contributions with employee contributions. Officers and key employees may also defer income under the Deferred Compensation Plan.

     Annual cash compensation consists primarily of a base salary and an annual bonus under the Company's Bonus Plan. In order to emphasize performance and success, the Company's policy is to pay base salaries that are generally competitive with the median of base salaries paid by comparable companies, and to reward performance by paying bonuses when the Company is profitable and when individual performance or other extraordinary circumstances warrant special recognition. The Compensation Committee determines and recommends to the Board of Directors a base salary for each of the officers and key employees, based upon individual performance, responsibility and competitive factors, including compensation in the mining industry. To that end, the Company, under the direction of the Compensation Committee, conducts an annual survey of salary increases nationally and also of companies believed to be comparable to the Company (for 1995, ASARCO, Barrick Gold, Cypress Amax Minerals, Freeport McMoran Inc., Magma Copper, Newmont Gold, Phelps Dodge and Placer Dome), and the Compensation Committee uses that information in recommending base salary levels.

     Although the Compensation Committee gives some consideration to profitability in determining base salaries, substantial weight is given to profitability as well as individual performance and level of responsibility in determining whether to recommend annual bonuses and the amount of bonuses. Under the Bonus Plan, each officer and key employee is assigned a target bonus amount at the beginning of each year determined under the Bonus Plan and based on the individual's salary grade, ranging from 20% to 45% of base salary. At the end of each year, the Compensation Committee evaluates estimated Company profitability and individual officer and key employee performance and applies both a profitability multiplier and a subjective individual performance multiplier. The dollar amount of the bonus as so calculated is equal to the target bonus amount times the profitability multiplier and times the individual performance multiplier. The Compensation Committee then recommends the bonuses for approval by the Board of Directors. For the year 1995, the Compensation Committee recommended and the Board of Directors adopted a profitability multiplier of 45%.

     Long-term, equity-based compensation is provided through the grant of stock options. The purpose is to provide officers and key employees with an incentive to continue as employees of the Company over a long term and to align their long-range interests with those of the shareholders by providing the opportunity to have a stake in the Company. The Compensation Committee reviews and approves stock option awards to officers and key employees of the Company and its subsidiaries. The number of options awarded annually is generally based on a formula. For each optionee an annual target gain is established based on salary and a subjective

---------------

     * The Compensation Committee Report shall not be deemed to be incorporated by reference in any filings of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

evaluation of the perceived impact that the optionee may have on the Company's success through performance of his or her responsibilities. A number of options are granted which, assuming an appreciation of 12 percent per year over five years, will give an amount of appreciation equal to the target gain. The Compensation Committee does not consider the number of outstanding options in determining annual option awards. The Compensation Committee has the authority to determine the recipients of stock option awards, the terms of options, and the number of shares subject to options. Stock options generally vest over a four year period and have a 10 year term.

     During 1995, the Compensation Committee commissioned an independent compensation survey by Compensation Resource Group, Inc. ("CRG") to evaluate the Company's executive compensation program. After taking account of certain adjustments in the Company's executive compensation program in response to recommendations of CRG, the Company's executive compensation program is believed to be comparable to the programs of similarly situated companies. The Compensation Committee will continue to review the Company's executive compensation program to ensure that the Company's program continues to be comparable to those of other companies that compete with Homestake for executive personnel.

     Chief Executive Officer. Evaluation of the Chief Executive Officer's compensation is conducted by the Compensation Committee without the Chief Executive Officer or any other officer being present. In November 1994, after reviewing the proposed levels of 1995 compensation for other mining company executives and also considering the Company's 1994 performance, the Compensation Committee determined that it would be appropriate for the 1995 base salary for the Chief Executive Officer to be increased from $500,000 to $517,500, and that recommendation was accepted by the Board of Directors. In November 1995, after considering the Company's estimated profit performance for 1995 and evaluating the individual performance of Mr. Conger, the Committee recommended a 1995 bonus of $105,000, equal to the target bonus multiplied by a performance multiplier of 100% and multiplied by a profitability multiplier of 45%, and that recommendation was accepted by the Board of Directors.

     Other Executive Officers. In November 1994, after reviewing the proposed levels of 1995 compensation for other mining company executives and also considering the Company's 1994 performance, the Compensation Committee determined that it would be appropriate for the 1995 base salary for all executive officers to be increased in amounts ranging from 2.6% to 11.7% of 1994 base salary, and that recommendation was accepted by the Board of Directors. In November 1995, after considering the Company's estimated profit performance and evaluating the individual performances of the executive officers, the Committee recommended 1995 bonuses for such officers equal to the target bonuses multiplied by performance multipliers ranging from 88% to 111%, and multiplied by a profitability multiplier of 45%, and that recommendation was accepted by the Board of Directors.

     Limitation on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation of the Chief Executive Officer and four other highest paid executive officers to $1,000,000 per year (subject to certain exceptions). None of the Company's officers receive annual compensation in excess of the maximum deductible amount. If, because of competitive factors and individual performance, the Compensation Committee should determine that it was appropriate to pay one or more executive officers in excess of annual maximum deductible amount, the Compensation Committee would expect to recommend such compensation.

March 21, 1996

                                     COMPENSATION COMMITTEE

                                     G. ROBERT DURHAM
                                     DOUGLAS W. FUERSTENAU
                                     HENRY G. GRUNDSTEDT
                                     ROBERT K. JAEDICKE
                                     JOHN NEERHOUT, JR.
                                     BERNE A. SCHEPMAN, Chairman

                                PROPOSAL NO. 2:

             APPROVAL OF STOCK OPTION AND SHARE RIGHTS PLAN -- 1996

     The Homestake Mining Company Stock Option and Share Rights Plan -- 1996 ("Plan"), adopted by the Company's Board of Directors on January 25, 1996, is being submitted for approval by the shareholders of the Company. A copy of the Plan is attached hereto as Appendix A, and the following description of the Plan is qualified in its entirety by reference to the Plan.

     The Plan is neither subject to the provisions of the Employee Retirement Income Security Act of 1974 nor qualified under Section 401(a) of the Internal Revenue Code of 1986 ("Code").

PURPOSE.

     The Plan is intended to promote the Company's interests by assisting the Company, its affiliates, and joint ventures and other entities in which the Company has at least a 20% interest in recruiting and retaining highly qualified personnel, in rewarding such personnel for high levels of performance, and in encouraging such personnel to acquire and hold a meaningful stock ownership interest in the Company.

     The Plan provides for the grant of stock options, stock appreciation rights ("SARs") and share rights to key employees. The Plan also includes a separate share rights program for non-employee directors.

     Options granted under the Plan may be either incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options"), or non-statutory stock options which are intended not to meet the requirements of such section.

ADMINISTRATION.

     The share rights program for non-employee directors will be administered by the full Board of Directors. All other aspects of the Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). Except for the share rights program for non-employee directors, the Committee is authorized to select participants under the Plan, determine the terms and conditions of awards under the Plan, interpret the Plan, establish rules and regulations relating to the Plan, and make all other decisions relating to the operation of the Plan.

     The members of the Committee must be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor rule ("Rule 16b-3"), and "outside directors" within the meaning of Section 162(m) of the Code. Members of the Committee are appointed by the Board of Directors and are subject to removal by the Board of Directors at any time.

ELIGIBILITY.

     Persons eligible to receive options, SARs and employee share rights under the Plan are key employees of the Company and its affiliates (approximately 50 persons), and key employees of joint ventures and other entities in which the Company has at least a 20% equity or profits interest, who the Committee determines have the opportunity to make significant contributions to the success of the Company. Non-employee directors of the Company are eligible only to receive share rights under the share rights program for directors.

SECURITIES SUBJECT TO THE PLAN.

     The maximum number of shares of the Company's common stock issuable under the Plan is 6,000,000 shares, (subject to certain adjustments, as provided below), which is equal to approximately 4.1% of the Company shares outstanding at March 18, 1996. The Plan limits to 250,000 the number of shares that may be subject to options granted to any one person during any calendar year, and has a similar annual limitation on the number of shares or units subject to grants of SARs and share rights. Upon approval of the Plan, no further options or other rights may be granted under the Company's existing stock option plans. At March 18, 1996 there were 2,187,977 Company shares subject to outstanding options granted under the Company's existing plans and 441,754 Company shares subject to International Corona Corporation options which have been converted in options for Homestake common stock.

     If an option, SAR or share right granted under the Plan is terminated for any reason prior to the issuance of the total number of shares subject thereto, the number of unissued shares thereunder again becomes available for subsequent grants under the Plan. The exercise of an SAR is treated as the exercise of an option for the number of shares subject to the SAR (in the case of an SAR in combination with an option, that portion of the related option which is surrendered in connection with the exercise of the SAR), and that number of shares will not again be available for the purposes of the Plan. If cash is paid in lieu of the issuance of shares under an option, SAR or share right, the number of shares with respect to which cash is paid will not again be available for the purposes of the Plan.

     Each share of the Company's common stock subject to the Plan carries with it one Right to purchase Series A Participating Cumulative Preferred Stock, $1 par value, of the Company pursuant to the Company's Stockholder Rights Plan adopted by the Board of Directors of the Company on October 16, 1987. Prior to the date which is ten days after any person or group acquires 20% or more of the Company's outstanding common stock or announces a tender offer for 20% or more of the common stock (the "Distribution Date"), the Rights are not exercisable and will be attached to and trade with shares of the common stock. Following the Distribution Date, the Rights will trade separately from the common stock and separate certificates representing the Rights will be issued.

     On March 18, 1996, the closing sale price per share of the Company's common stock on the New York Stock Exchange was $18.25.

TERMS AND CONDITIONS OF OPTIONS.

     Each option granted under the Plan will be evidenced by a stock option agreement. The option price per share may not be less than 100% of the fair market value of a share of common stock on the date of the option grant, computed by such method as the Committee deems appropriate. However, if on the date of grant the optionee is an owner of stock (as determined under Section 425(d) of the Code) that possesses more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation ("Ten Percent Shareholder"), the option price per share of any Incentive Stock Options may not be less than 110% of the fair market value of a share of common stock on the date of the option grant.

     Each option will be exercisable at such times and during such periods as is set forth in the stock option agreement evidencing such option, but in no event may the option term exceed ten years from the date of grant, or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, five years from the date of grant. The Committee may provide in any option agreement that the option may be exercised during a specified limited period following termination of employment. In determining the applicable periods, the Committee may provide that service as a consultant or service with a business enterprise in which the Company has at least a 20% interest may be treated as employment.

     Unless otherwise authorized by the Committee, the option price will become immediately due upon the exercise of an option and may be payable in cash or, to the extent authorized by the Committee, in shares of common stock valued at fair market value on the date of exercise. The Committee has the authority to extend Company credit or guarantees to or for the benefit of an optionee to assist the optionee in the exercise of an option, and also has the authority to forgive such loans in whole or in part. The Committee also has the authority to provide Company financial assistance to an optionee in satisfying tax obligations arising in connection with options and loans and loan forgiveness. See "Tax Assistance; Loans or Guarantees" below.

     Within Plan limits, the Committee may modify or extend outstanding options. The Committee may not cancel outstanding options in return for the grant of new options and may not reduce the exercise price of outstanding options.

     Each Incentive Stock Option granted under the Plan will be subject to a special rule: to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which options that would otherwise be Incentive Stock Options are exercisable for the first time by an individual during any one calendar year (under the Plan or any other stock option plan of the individual's employer corporation, a parent or subsidiary corporation, or predecessor thereof) exceeds the sum of $100,000, such options will be treated as options which are not Incentive Stock Options.

STOCK APPRECIATION RIGHTS.

     SARs may be granted in combination with any option granted under the Plan, either at the time of grant or any time thereafter (only at the time of grant in the case of an Incentive Stock Option), and may also be granted separate from and not in combination with options. SARs in combination with an option will give the holder the right to surrender all or a portion of an unexercised option (to the extent then exercisable) for the difference between (i) the fair market value of the shares of common stock (at the date of surrender) with respect to which the option is surrendered and (ii) the option price payable for such shares. SARs not in combination with an option (and SARs which are subsequently granted and included in combination with a previously outstanding option) will give the holder the right to exercise any portion of the unexercised SAR (to the extent then exercisable) for the difference between (i) the fair market value of one share of common stock (at the date of surrender) and (ii) the SAR Grant Price (which may not be less than the fair market value of one share of common stock on the SAR Grant Date), multiplied by the number of SAR units exercised. The Committee may, in its sole discretion, establish at the time of grant a maximum amount that will be payable upon exercise of an SAR. Payments on exercise of an SAR may be in any combination of shares of common stock (valued at fair market value at the date of surrender) or cash as the Committee determines.

     The Committee has the authority to provide Company financial assistance to an SAR holder in satisfying tax obligations arising in connection with SARs, including but not limited to payments for taxes, and loans and loan forgiveness. See "Tax Assistance; Loans or Guarantees" below.

     Within Plan limits, the Committee may modify or extend outstanding SARs. The Committee may not cancel outstanding SARs in return for the grant of new SARs and may not reduce the Grant Price of outstanding SARs.

EMPLOYEE SHARE RIGHTS.

     The Committee may, in its sole discretion, grant employee share rights that provide grantees with the right to receive shares of common stock for no consideration, subject to such terms, conditions and restrictions as the Committee shall determine. The terms, conditions and restrictions to which share rights shall be subject may vary from grant to grant. The Committee may impose restrictions on the issuance of shares of common stock and may impose repurchase rights or other limitations on the transferability of shares of common stock acquired on exercise of employee share rights. Shares issued in connection with employee share rights may have such limitations in respect of voting and dividend rights as the Committee may determine. The Committee may, but is not required to, establish performance goals for share rights. Performance goals may include improvements in one or more of (i) earning per share, (ii) gross revenues, (iii) net income, (iv) production, (v) costs, (vi) fair market value of the Company's shares, and (vii) return on shareholders' equity.

     The Committee has the authority to provide Company financial assistance to a holder of share rights in satisfying tax obligations arising in connection with share rights, including but not limited to payments for taxes, loans and loan forgiveness. See "Tax Assistance; Loans or Guarantees" below.

     Within Plan limits, the Committee may modify or extend outstanding share rights. The Committee may not cancel outstanding share rights in return for the grant of new share rights.

SHARE RIGHTS PROGRAM FOR NON-EMPLOYEE DIRECTORS.

     A separate share rights program for non-employee directors is included as part of the Plan. The purpose is to assist in recruiting and retaining highly qualified directors by enabling directors to acquire a proprietary interest in the Company. Non-employee directors are not otherwise eligible to participate in the Plan.

     On the eighth business day following the day on which the Company's annual earnings for the preceding year are released, each non-employee director is granted a share right entitling that director to receive shares of common stock for no consideration on the date of ceasing to serve as a director. The number of shares covered by such share right is calculated by dividing 10 percent of the director's compensation for the preceding calendar year by the average fair market value of one share of common stock for the third through the seventh business days, inclusive, following release of the Company's annual earnings. Except as provided below, the right to receive the shares subject to such share rights vests on the third anniversary of the grant date. The three year vesting requirement lapses and the director share rights vest immediately if the director ceases to serve as a director by reason of death, disability, retirement at mandatory retirement age for directors, or if the director ceases to serve as a director within one year following a "Change of Control," as defined in the Plan (but without regard to the Board adopting a resolution approving the Change of Control or determining that a Change of Control has not occurred). In addition, if a "Corporate Transaction," as defined in the Plan, occurs, all outstanding director share rights immediately vest unless the agreement with respect to the Corporate Transaction requires the existing director share rights to continue unimpaired (if Homestake is the surviving company) or the existing director share rights are replaced with comparable share rights granted by the surviving company or one of its affiliates.

EFFECT OF CORPORATE TRANSACTION OR CHANGE OF CONTROL.

     Except as provided below, in the event that (i) the Company is a party to a consolidation or merger or other acquisition or reorganization transaction pursuant to which less than 75% of the voting power in the surviving company is held by the shareholders of the Company immediately preceding such event (except for a transaction intended primarily to change the state of the Company's incorporation), (ii) more than 75% of the assets of the Company are sold or otherwise disposed of, or (iii) the Company dissolves or liquidates or effects a partial liquidation involving more than 75% of its assets, then (x) all options and SARs outstanding under the Plan and not fully exercisable will become fully exercisable five business days prior to the effective date of any of the above transactions ("Corporate Transactions") and may be exercised for all or any portion of the shares and cash payments for which the options and SARs are accelerated, and (y) all shares and cash to which holders of share rights are entitled shall be delivered to such holders five business days before the Corporate Transaction, free of all risks of forfeiture and other restriction. No such acceleration will occur in connection with a Corporate Transaction described in (i) above if Homestake is the surviving company and all of the options, SARs and share rights continue unimpaired or, if Homestake is not the surviving company, all outstanding options, SARs and share rights are assumed by or replaced with comparable options, SARs and share rights of the surviving company or its affiliates, as determined in the Committee's discretion. No such acceleration will occur in connection with a Corporate Transaction described in
(ii) or (iii) above unless the Committee, in its discretion, determines that such acceleration is appropriate. Notwithstanding the above, in the event of any Corporate Transaction, the Committee has discretion to cancel outstanding options, SARs or share rights in whole or in part upon payment in cash of the value thereof.

     In the event that (i) a person becomes the beneficial owner of 20% or more of the voting power of the Company's shares, unless within 30 business days the Board adopts a revocable resolution that approves the transaction or determines that for purposes of the Plan no Change of Control has occurred, (ii) during any two consecutive years members of the Board at the beginning of such period cease to constitute a majority thereof, unless the election or nomination of each director is approved by the vote of at least two-thirds of the directors still in office who were directors at the beginning of such period, or (iii) there occurs any other change of control reportable under the Exchange Act, unless within 30 business days the Board adopts a revocable resolution that approves the transaction or determines that for purposes of the Plan no Change of Control has occurred, then all options and SARs outstanding under the Plan and not fully exercisable will immediately become fully exercisable as of the date of the Change of Control, and all shares and cash payments to which a holder of a share right (other than non-employee director share rights) is entitled shall be delivered to the holder on or as soon as practicable following the Change of Control, free of all risks or forfeiture and other restriction.

TAX ASSISTANCE; LOANS OR GUARANTEES.

     In order to assist an optionee in the exercise of any outstanding option under the Plan, the Committee may, in its discretion, authorize (i) financial assistance from the Company to the optionee to pay all or part of income and employment taxes arising in connection with options and loans to the optionee,
(ii) loans from the Company to assist in paying all or part of the option price, which loans may be forgivable in whole or in part on such terms as the Committee may determine, (iii) payment of the option price in installments over a period of years, or (iv) guarantee by the Company of loans obtained by the optionee from a third party. The terms of any such assistance, loan, loan forgiveness, installment payment or guarantee (including the interest rate, if any, and terms of repayment) will be subject to the discretion of the Committee, and may be granted with or without collateral or security.

     In connection with SARs and share rights granted to employees, the Committee may also provide for loans and other financial assistance from the Company to pay all or part of income and employment taxes arising in connection with SARs and share rights, including loans which may be forgivable in whole or in part, on such terms as the Committee may determine. The terms of any such assistance, loan or loan forgiveness (including the interest rate, if any, and terms of repayment of loans) will be subject to the discretion of the Committee, and may be granted with or without collateral or security.

CORPORATE ADJUSTMENTS.

     If any change is made to the outstanding shares of the Company's common stock, whether by reason of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares or other change in corporate structure, then, unless such change results in termination of all outstanding options, the Committee (or the Board, as applicable) may make appropriate adjustments in the maximum number and class of shares issuable under the Plan to reflect the effect of such change on the Company's capital structure, and may make appropriate adjustments to the number and kind of shares and the option price per share of the securities subject to outstanding options and share rights to prevent the dilution of benefits thereunder.

AMENDMENT AND TERMINATION.

     The Board of Directors has complete and exclusive power and authority to amend or modify the Plan, except that amendments in respect of non-employee director share rights can only be made once every six months. The Committee may amend or modify outstanding options or share rights issued under the Plan (other than non-employee director share rights), but may not cancel options or rights in exchange for new options or rights and may not reduce the exercise price or grant price of options or SARs. In addition, no such amendment or modification may adversely affect rights and obligations of the holder of an option or other right under the Plan without the consent of the holder. The Board of Directors may not amend the Plan without shareholder approval if such amendment would (i) increase the maximum number of shares issuable thereunder (except for certain adjustments in the event of changes in the Company's capital structure), (ii) modify the class of individuals eligible to receive options or share rights under the Plan, (iii) materially increase the benefits accruing to participants under the Plan, or (iv) modify the share rights program for directors.

     Unless the Plan is sooner terminated, no option, SAR or share right may be granted under the Plan after the earlier of (i) May 14, 2006 or (ii) the date on which all shares available for issuance under the Plan have been issued or cancelled pursuant to the exercise or surrender of options granted under the Plan.

OTHER.

     Common stock issuable under the Plan may be subject to restrictions on transfer, repurchase rights or such other restrictions as may be determined by the Committee. Unless the stock subject to the Plan has been registered or qualified under applicable securities laws, awards under the Plan may be subject to the condition that the participant agree that shares must be acquired for investment and not with a view to resale or distribution, and otherwise in compliance with applicable laws.

     No participant will have any rights of a shareholder with respect to any shares covered by an option, SAR or share right until such individual has exercised the option, paid the option price and been issued a stock certificate for the purchased shares, or otherwise satisfied conditions applicable to options, SARs and share rights.

     Awards under the Plan are not assignable or transferable by participants other than by will or by the laws of descent and distribution or, to the extent permitted by Rule 16b-3, to a trust established for the benefit of the optionee or in connection with the optionee's estate planning or to participants' family or household members; during the lifetime of participants, awards are exercisable only by the participants or such permitted transferees.

FEDERAL TAX CONSEQUENCES.

     The following is a general description of the federal income tax consequences of awards granted under the Plan. It does not purport to be complete. In addition, this general description does not discuss the applicability of the income tax laws of any state or foreign country.

  Non-Statutory Options

     No taxable income is recognized by the optionee upon the grant of a non-statutory stock option. Generally, the optionee will recognize ordinary income on the date the option is exercised. Such ordinary income will be in an amount equal to the excess of the fair market value of the purchased shares on such date of recognition over the exercise price. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the option. Any gain or loss recognized upon the subsequent disposition of the issued shares will normally be a capital gain or loss. The gain or loss will be long term if the shares are held for more than one year prior to the disposition.

  Incentive Stock Options

     No taxable income is recognized by the optionee upon the grant of an Incentive Stock Option, and no taxable income is recognized at the time the option is exercised if the optionee remains an employee of the Company (or a parent or subsidiary corporation) at all times during the period beginning on the date of the option grant and ending on the date three months before the date of exercise. However, the difference between the fair market value of the purchased shares and the exercise price generally constitutes a tax preference item for purposes of the alternative minimum tax. If the optionee does not dispose of the purchased shares within two years of the date of the option grant, nor within one year of the date of exercise, any profit or loss recognized upon a subsequent disposition will be long-term capital gain or loss.

     If the optionee disposes of purchased shares within either the two-year period or one-year period mentioned above, the optionee will recognize ordinary income in the year of disposition equal to the amount of ordinary income the optionee would have recognized from the exercise of the option with respect to such shares had it been a nonstatutory option at the time of exercise or, if less, the difference between the amount received upon disposition and the exercise price. For this purpose, the delivery of purchased shares, within the two-year period or one-year period, as payment of part or all of the exercise price of an incentive stock option will constitute a disposition.

     So long as the optionee does not dispose of any shares purchased under an Incentive Stock Option before the expiration of the one- and two-year holding periods described above, no business expense deduction may be taken by the Company. To the extent that the optionee recognizes ordinary income due to a disqualifying disposition of stock, the Company may take a business expense deduction.

  Stock Appreciation Rights

     If an SAR granted under the Plan (whether or not the SAR is in combination with a surrendered stock option) is surrendered for shares of common stock or cash, the holder will generally realize ordinary income on the date of the surrender equal in amount to the fair market value of the shares and cash received. The Company will be entitled to a deduction equal to the amount of ordinary income realized by the participant in connection with the surrender of an SAR. Any gain or loss recognized upon the subsequent disposition of the issued shares will normally be a capital gain or loss. The gain or loss will be long term if the shares are held for more than one year prior to the disposition.

  Share Rights

     An employee or director who is granted share rights under the Plan recognizes no taxable income by reason of such grant. When the shares (or other amounts) payable pursuant to the share rights have been issued, the employee or director will recognize ordinary income equal in amount to the fair market value of the shares issuable pursuant to the share rights, unless the shares are subject to "substantial risk of forfeiture" (as defined in Section 83(c) of the Code). If the shares issued pursuant to share rights are subject to a substantial risk of forfeiture, ordinary income will be recognized on the date of lapse of such risk of forfeiture, rather than the date of issue of the shares, and will be equal in amount to the fair market value of the shares on the date of such lapse, unless the participant has elected pursuant to Section 83(b) of the Code to be taxed on such shares at their date of issue without regard to such risk of forfeiture. Any such election must be made within 30 days of issue of the shares and will result in the disallowance of any loss upon a subsequent forfeiture of the shares. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the employee or director. Any gain or loss recognized upon the subsequent disposition of the shares will normally be a capital gain or loss. The gain or loss will be long term if the shares are held for more than one year prior to the disposition.

  Change of Control

     If the exercisability of an option or SAR or the right under a share right is accelerated as a result of a Change of Control, all or a portion of the value of the option or SAR or share right may be a parachute payment for purposes of determining whether a 20 percent excise tax is payable by the employee as a result of the receipt of an excess parachute payment pursuant to Section 4999 of the Code.

  Limitation on Deductibility of Certain Compensation

     Section 162(m) of the Code generally makes non-deductible to the Company taxable compensation in excess of $1,000,000 paid in any calendar year to the Chief Executive Officer and the next four highest paid executive officers unless such excess compensation is considered to be "performance based" under Section 162(m). In addition to certain other requirements, the material terms of a compensation plan must be approved by shareholders for the plan to be considered as "performance based." The Plan is intended to qualify as a performance based plan for purposes of Section 162(m) with respect to options, SARs and share rights. However, in light of ambiguities in and uncertainties regarding the interpretation of Section 162(m), no assurances can be given that compensation received by any executive officer under the Plan will in fact be deductible if it should, together with other non-exempt compensation paid to such executive officer in any calendar year, exceed $1,000,000.

RESTRICTIONS ON RESALE.

     Under Section 16(b) of the Exchange Act, any "profit" deemed realized by a director, beneficial owner of more than 10% of the outstanding stock of the Company or executive officer of the Company from any purchase and sale, or sale and purchase, of common stock within any period of less than six months (without regard to whether the purchase and sale involved the same shares), is recoverable by the Company. Under applicable SEC rules, an exercise of an option or the surrender of an SAR under the Plan resulting in the acquisition of shares generally will not constitute a purchase of common stock. However, if the shares so acquired are sold within six months of the grant of the option or the SAR, the grant of the option or SAR will be treated as a purchase of the underlying security. The Plan provides that so long as the rules promulgated under Section 16(b) of the Exchange Act so require, no shares acquired on exercise of options or SARs may be sold within six months of the date of grant of the option or SAR, and no shares acquired pursuant to a share right may be sold within six months of the acquisition of the shares.

VOTE REQUIRED FOR APPROVAL.

     The affirmative vote of a majority of the shares of Common Stock present and voting at the Meeting is necessary to approve the Plan. THE BOARD OF DIRECTORS BELIEVES THAT THE PLAN IS NECESSARY TO PROVIDE EQUITY INCENTIVES TO ATTRACT AND RETAIN THE VALUABLE SERVICES OF OFFICERS, DIRECTORS AND EMPLOYEES. FOR THIS REASON, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THIS PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                                 PROPOSAL NO. 3

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, on the recommendation of the Audit Committee, has engaged the firm of Coopers & Lybrand LLP as independent auditors to audit and report to the shareholders on the financial statements of Homestake for the year 1996. Representatives of the firm are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Although shareholder approval of the engagement is not required by law, the Board of Directors desires to solicit such approval. If the appointment of Coopers & Lybrand LLP is not approved by a majority of the shares represented at the meeting, the Board of Directors will consider the appointment of other independent auditors for 1996.

     THE BOARD OF DIRECTORS OF HOMESTAKE UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF APPOINTMENT OF COOPERS & LYBRAND LLP AS INDEPENDENT AUDITORS FOR THE YEAR 1996. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THIS PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                      CERTAIN TRANSACTIONS WITH AFFILIATES

SHAREHOLDER AGREEMENT WITH CASE POMEROY.

     In connection with Homestake's acquisition of Felmont Oil Corporation in 1984, Homestake, Case, Pomeroy & Company, Inc. and Hadley Case entered into a Shareholder Agreement, which agreement was amended in 1989, and further amended on March 27, 1992. Mr. Case, together with family members, is a controlling shareholder of Case Pomeroy. The Shareholder Agreement provides that neither Case Pomeroy nor Mr. Case nor persons controlled by them will acquire additional Homestake shares without prior written consent of Homestake if the effect would be to increase the voting power represented by their holdings of Homestake shares on January 1, 1989. The Shareholder Agreement grants to Homestake certain rights of first refusal in the event Case Pomeroy or Mr. Case elects to sell Homestake shares other than (a) to Homestake or persons approved by Homestake,
(b) to Mr. Case or wholly-owned subsidiaries of Case Pomeroy (who, if they are to receive more than two percent of the outstanding Homestake voting shares, must agree to be bound by the terms of the Shareholder Agreement), (c) in underwritten public offerings registered under the Securities Act of 1933 ("Securities Act"), (d) in transactions complying with the volume limitations of Rule 144 under the Securities Act, (e) to persons who would not hold one percent or more of the outstanding Homestake voting shares or, (f) pursuant to a tender or exchange offer.

     Until the Shareholder Agreement terminates, Homestake has agreed that so long as Mr. Case and Mr. Clark (a current director of the Company) are able to serve as directors of Homestake, Case Pomeroy is entitled to designate Mr. Case and Mr. Clark as nominees. If both Mr. Case and Mr. Clark are unable to serve or cease to serve as directors of Homestake for any reason, Case Pomeroy is entitled to designate one person, approved by Homestake, to fill the vacancy until such other nominee is elected and qualified. Most provisions of the Shareholder Agreement will terminate on the earlier of December 31, 1996, or the date on which Case Pomeroy, Mr. Case and all persons controlled by either of them cease to own, in the aggregate, securities having at least three percent of the voting power of Homestake. (Case Pomeroy, Mr. Case and all persons controlled by either of them owned approximately 4.48 percent of all voting power of Homestake at February 29, 1996.) Mr. Case elected to resign as a director immediately prior to the 1995 annual meeting. He continues as a Director Emeritus. In that capacity he is eligible to attend all directors' meetings but he is not a voting member of the Board of Directors.

     Each of Homestake and Case Pomeroy indirectly owns a 25 percent undivided co-tenancy interest in the Round Mountain mine in Nye County, Nevada, under the terms of an Operating Agreement with Round Mountain Gold Corporation, the owner of a 50 percent undivided interest and the manager of the mine. The Shareholder Agreement provides that whenever any action is to be taken pursuant to the Operating Agreement that requires consent or approval of a majority of the co-tenancy interests, Case Pomeroy and

Homestake will cause their respective subsidiaries to agree to take such action as they agree upon in advance. The Shareholder Agreement also provides that neither Case Pomeroy, nor Homestake, nor their respective subsidiaries will, directly or indirectly, transfer any interest in the Round Mountain mine without the approval of the other. Approval of a majority of the co-tenancy interests is required for budgets and work programs carried out by the manager of the Round Mountain mine.

TRANSACTIONS WITH CASE POMEROY.

     Under a 1985 agreement, Case Pomeroy transferred to Homestake all of Case Pomeroy's interests in certain unpatented mining claims and other mineral properties in the United States and Canada previously jointly owned by Case Pomeroy and Homestake Sulphur. Case Pomeroy reserved a 2.5 percent net smelter return royalty interest in each property transferred, as well as an option to convert all or part of the reserved royalty into a 40 percent participating interest in the property if commercial production appears feasible. No royalties have been paid. The transferee has no obligation to explore, develop or make any expenditures on any property transferred and may drop any property at any time after first offering to quitclaim it to Case Pomeroy.

                             SHAREHOLDER PROPOSALS

     To be considered for inclusion in the Proxy Statement for the 1997 annual meeting, proposals of shareholders must be received by Homestake no later than November 28, 1996. Such proposals should be directed to the Secretary of Homestake.

                                            By Order of the Board of Directors

                                            /s/ WAYNE KIRK

                                            WAYNE KIRK
                                            Secretary
San Francisco, California
March 27, 1996

                                                                      APPENDIX A

                            HOMESTAKE MINING COMPANY
                   STOCK OPTION AND SHARE RIGHTS PLAN -- 1996

     The Plan was adopted by the Board on January 25, 1996, and will be submitted for approval by Homestake's shareholders at the 1996 Annual Meeting, and, contingent upon shareholder approval, is effective as of May 14, 1996.

     The purpose of the Plan is to promote the long-term success of Homestake and the creation of shareholder value by (a) encouraging the attraction and retention of key Employees with exceptional qualifications, (b) encouraging Participants to focus on critical long-range objectives, and (c) linking Participants directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of incentive stock options, nonstatutory stock options, stock appreciation rights and share rights.

ARTICLE 1.  ADMINISTRATION.

     1.1 COMMITTEE COMPOSITION. Except as provided in Section 1.3, the Plan shall be administered by the Committee. The Committee shall consist of two or more Directors of Homestake, who are disinterested Outside Directors, and who shall be appointed by the Board. A Director shall be deemed to be "disinterested" if he or she satisfies requirements the Securities and Exchange Commission may establish for disinterested administration acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act or, if Section 16 of the Exchange Act is repealed, such requirements as the Board may determine.

     1.2 COMMITTEE RESPONSIBILITIES. The Committee shall administer the Plan. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan including, but not limited to, the power to (a) select the Participants under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons. No member of the Committee shall be liable for any action or decision made in good faith in connection with the exercise of the Committee's duties under the Plan.

     1.3 NON-EMPLOYEE DIRECTOR SHARE RIGHTS. Notwithstanding any contrary provision in this Article, the Board shall administer Article 7 of the Plan. In the Board's administration of Article 7, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to Plan administration.

ARTICLE 2.  AWARDS; AGREEMENTS.

     Except as otherwise provided, Awards may be made in any one or a combination of NSOs, ISOs, SARs and Share Rights. Non-Employee Directors shall only be entitled to receive Share Rights in accordance with Article 7. All Awards shall be evidenced by an Agreement signed by the Participant and Homestake (or by a foreign affiliate where applicable pursuant to Article 12). Each Award shall be subject to the terms and conditions of the Plan and to such other terms and conditions as may be established by the Committee (or the Board in the case of Non-Employee Directors.). Determinations by the Committee under the Plan, including (without limitation) determinations of Participants, the form, amount and timing of Awards, and the terms and provisions of Awards and the Agreements, need not be uniform and may be made selectively among Employees who receive or are eligible to receive Awards, whether or not such Employees are similarly situated.

ARTICLE 3.  SHARES AVAILABLE FOR GRANTS.

     3.1 BASIC LIMITATION. Shares issued pursuant to the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for Awards under the Plan shall be 6,000,000

Shares, subject to adjustment pursuant to Section 3.3. Upon approval of the Plan by Homestake's shareholders, no more grants of options or other rights may be made under the Homestake Mining Company Employees' Stock Option And Share Rights Plan -- 1988, but all grants previously made thereunder shall continue unimpaired.

     3.2 ADDITIONAL SHARES. If Options, SARs or Share Rights are forfeited or terminate for any reason before being exercised, then the Shares subject to such Options, SARs or Share Rights shall again become available for Awards under the Plan. The exercise of an SAR which is in combination with an Option shall be treated as the exercise of the Option for the number of Shares subject to that portion of the Option which is surrendered, and the number of Shares subject to that portion of the Option shall not again be available under the Plan. If cash is paid in lieu of the issuance of Shares under an SAR or a Share Right, the number of Shares with respect to which such payment is made shall not again be available under the Plan.

     3.3 ADJUSTMENTS. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of Shares, merger, consolidation, rights offering, or any other change in the corporate structure or Shares of Homestake, the Committee (or the Board in respect of Share Rights granted under Article 7) shall make such adjustment, if any, as it may deem appropriate in the number and kind of Shares authorized by the Plan, in the number and value of Shares covered by Awards, and in any Exercise Price specified in an Award.

ARTICLE 4.  OPTIONS.

     4.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time as determined by the Committee in its sole discretion. The Committee may grant ISOs, NSOs or any combination of the two. Options may also be awarded in combination with SARs. During any calendar year, no Participant may receive an Award of Options covering more than 250,000 Shares.

     4.2 EXERCISE PRICE. The Exercise Price for each Option shall be set by the Committee and shall not be less than the Fair Market Value of a Share on the Grant Date.

     4.3 EXPIRATION OF OPTIONS. Each Option shall expire 10 years after the date on which it was granted, or after a shorter term as may be fixed by the Committee when granting the Option. An Agreement granting Options in combination with SARs shall provide that upon and to the extent of exercise of the Options the related SARs are forfeited. An Agreement may provide that the Option expires at the end of a limited period (to be determined by the Committee) following termination of employment.

     4.4 EXERCISABILITY. Options granted under the Plan shall become exercisable in accordance with this section.

     (a) Vesting. In the Committee's discretion, the right to exercise Options may accrue in installments, which need not be equal, at a rate which shall be set forth in the Agreement. In addition, the Committee may, at any time, and from time to time, determine that an Option shall, notwithstanding any vesting period or deferral of the right to exercise otherwise applicable, be immediately exercisable, in whole or in part, effective on and after a date determined by the Committee. To the extent not exercised, Option installments shall accumulate and be exercisable, in whole or in part, at any time after the date upon which they first accrue, but not later than the date the Option by its terms expires.

     (b) Change of Control. To the extent provided in Article 13, an Option shall become fully exercisable as to all Shares subject to such Option in the event of a Corporate Transaction or a Change of Control.

     4.5 PAYMENT. The Exercise Price shall be paid in full upon exercise of an Option either in cash or, to the extent authorized by the Committee, by delivery of Shares, duly endorsed for transfer and valued at the Fair Market Value of the Shares on the Exercise Date. The Agreement may provide for assistance to any Participant in the exercise of Options, including (a) the satisfaction by Homestake or an Affiliate of all or part of any income and employment tax obligations arising in connection with such Option or related loan, (b) authorizing the extension of a loan from Homestake or an Affiliate to such Participant (which loan may be forgivable on such terms as the Committee shall determine), (c) permitting the Participant to pay the Exercise Price in installments over a period of years, or (d) authorizing a guarantee by Homestake or an

Affiliate of a third party loan to the Participant, in each case with or without security or interest. Upon payment of the aggregate Exercise Price, Homestake shall issue the Shares so acquired as soon as is reasonably possible.

     4.6 MODIFICATION OR EXTENSION OF OPTIONS. Within the limitations of the Plan, the Committee may modify or extend outstanding Options. The foregoing notwithstanding, and except as provided in Sections 11.3 or 11.4, no modification of an Option shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Option.

     4.7 ADDITIONAL PROVISIONS FOR ISOS. The terms and conditions set forth in this section shall apply to all Options granted under the Plan that are intended to be ISOs. Any Option the terms of which provide that it will not be treated as an ISO shall not be subject to such terms and conditions.

     (a) Eligible Persons. ISOs shall be granted only to Employees of Homestake or its Affiliates.

     (b) Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date; provided, however, the Exercise Price of an ISO granted to a Ten Percent Owner shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.

     (c) Expiration for Ten Percent Owners. An ISO granted to a Ten Percent Owner shall expire either five years after the date on which it was granted, or after a shorter term as may be fixed by the Committee.

     (d) $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined in accordance with this paragraph) of the Shares subject to ISOs (determined without regard to this paragraph) held by a Participant under all plans of Homestake or its Affiliates that become exercisable for the first time by a Participant during any calendar year exceeds $100,000, the most recently granted Option shall be treated as a NSO to the extent of the excess Shares. For purposes of this paragraph, all Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to such Options shall be determined as of the Grant Date with respect to each Option.

     (e) Termination. ISOs shall expire one year after termination of the Participant's employment with Homestake or any of its Affiliates due to disability or three months after termination of employment due to any other reason.

     4.8 SERVICE AS CONSULTANT. For purposes of Sections 4.3 and 4.4, an Agreement may provide that service as a consultant to Homestake or an Affiliate or any corporation, joint venture, partnership or other entity in which Homestake has, directly or indirectly, at least a 20% equity ownership or profits interest, shall be treated as employment by Homestake.

ARTICLE 5.  SARS.

     5.1 GRANT OF SARS. Subject to the terms and provisions of the Plan, SARs may be granted to Employees at any time as determined by the Committee in its sole discretion. SARs may, but need not, be granted in combination with Options granted hereunder. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or at any subsequent time. During any calendar year, no Participant shall receive an Award of SARs covering more than 250,000 Shares.

     5.2 SAR GRANT PRICE. Each SAR not included in combination with an Option (or which is subsequently included in combination with a previously outstanding Option) shall have an SAR Grant Price which shall be set by the Committee and which shall not be less than the Fair Market Value of a Share on the Grant Date.

     5.3 EXPIRATION OF SARS. Each SAR included in combination with an Option shall expire at the time the related Option expires, or after a shorter term as may be fixed by the Committee. Each SAR not included in combination with an Option shall expire 10 years after the date on which it was granted, or after a shorter term as may be fixed by the Committee. An Agreement may provide that the SAR expires at the end of a limited period (to be determined by the Committee) following termination of employment.

     5.4 EXERCISABILITY.

     (a) SARs granted under the Plan which are not in combination with Options shall become exercisable in accordance with this section.

          (1) Vesting. In the Committee's discretion, the right to exercise SARs may accrue in installments, which need not be equal, at a rate which shall be set forth in the Agreement. In addition, the Committee may, at any time, and from time to time, determine that an SAR shall, notwithstanding any vesting period or deferral of the right to exercise otherwise applicable, be immediately exercisable, in whole or in part, effective on and after a date determined by the Committee. To the extent not exercised, SAR installments shall accumulate and be exercisable, in whole or in part, at any time after the date upon which they first accrue, but not later than the date the SAR by its terms expires.

          (2) Change of Control. To the extent provided in Article 13, an SAR shall become fully exercisable as to all Shares subject to such SAR in the event of Corporate Transaction or a Change of Control.

     (b) Each SAR included in combination with an Option shall be exercisable at the same time as the related Option. Each SAR included in combination with an Option shall provide that the SAR will not be exercisable unless the related Option is forfeited to the extent the SAR is exercised.

     5.5 VALUE OF SARS. Upon exercise of an SAR not in combination with an Option (or an SAR which was subsequently granted and included in combination with a previously outstanding Option), the Participant will be entitled to receive in exchange therefor, unless a lesser amount is specified in the Agreement, an amount equal to the excess of the Fair Market Value of a Share on the date the election to exercise the SAR is received by Homestake (or its Affiliate) over the SAR Grant Price multiplied by the number of SARs exercised. Except as provided above in respect of an SAR which was subsequently granted and included in combination with a previously outstanding Option), upon exercise of an SAR in combination with an Option, the Participant will be entitled to receive the excess of the Fair Market Value of a Share on the date the election to surrender is received by Homestake (or its Affiliate) over the Option Exercise Price multiplied by the number of Shares covered by the Option which are surrendered. An Agreement may provide a maximum amount payable upon exercise of an SAR, expressed as a dollar amount or as a percentage or multiple of the SAR Grant Price or the Exercise Price of any related Option.

     5.6 PAYMENT OF SARS.  Payment on exercise of an SAR shall be in the form of
(a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine either on the Grant Date of the SAR or upon exercise of the SAR.

     5.7 ASSISTANCE WITH TAX OBLIGATIONS. The Agreement may provide for assistance to any Participant in connection with an SAR, including (a) the satisfaction by Homestake or its Affiliates of all or part of any income and employment tax obligations arising in connection with an SAR or related loan, or
(b) authorizing the extension of a loan from Homestake or its Affiliates to such Participant (which loans may be forgivable on such terms as the Committee shall determine), in each case with or without security or interest.

     5.8 MODIFICATION OR EXTENSION OF SARS. Within the limitations of the Plan, the Committee may modify or extend outstanding SARs. The foregoing notwithstanding, and except as provided in Sections 11.3 or 11.4, no modification of an SAR shall, without the consent of the Participant, alter or impair his or her rights or obligations under such SAR.

     5.9 SERVICES AS CONSULTANT. For purposes of Sections 5.3 and 5.4, an Agreement may provide that service as a consultant to Homestake or an Affiliate or any corporation, joint venture, partnership or other entity in which Homestake has, directly or indirectly, at least a 20% equity ownership or profits interest, shall be treated as employment by Homestake.

ARTICLE 6.  SHARE RIGHTS.

     6.1 GRANT OF SHARE RIGHTS. Subject to the terms and provisions of the Plan, Share Rights may be granted to Employees at any time as determined by the Committee in its sole discretion. During any calendar year, no Participant shall receive an Award of Share Rights covering more than 250,000 Shares.

     6.2 RESTRICTIONS AND LEGENDS. The Committee may impose restrictions on the issuance of Shares in accordance with Share Rights, and may impose repurchase rights or limitations on the transferability of the acquired Shares as it may deem advisable. Any restrictions shall be described in the Agreement and may be based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined by the Committee, in its sole discretion. Performance goals may include improvements in any one or more of (a) earnings per Share, (b) gross revenues, (c) net income, (d) production, (e) costs, (f) the Fair Market Value of Shares (g) and return on shareholders' equity. Each certificate for Shares acquired pursuant to an Award of Share Rights and subject to repurchase rights or limitations on transferability shall contain a legend giving appropriate notice of the restrictions.

     6.3 LAPSE OF RESTRICTIONS. All restrictions imposed under an Agreement shall lapse upon the satisfaction of the conditions described in the Agreement. Restrictions subject to achievement of performance goals shall lapse only upon certification by the Committee that the performance goals have been achieved. Upon lapse of repurchase rights or limitations on transferability, the Participant shall be entitled to have the legend describing the restrictions removed from the certificates. The Committee, in its sole discretion, may accelerate the time at which any restrictions shall lapse, and may remove any restrictions.

     6.4 TERM. Each Share Right Agreement shall specify the date on which Share Rights shall expire if any restrictions described in the Agreement have not previously lapsed. An Agreement may provide that the Share Right expires at the end of a limited period (to be determined by the Committee) following termination of Employment.

     6.5 VOTING RIGHTS. Prior to lapse of repurchase rights or restrictions on transferability, Participants holding Shares acquired pursuant to Share Rights may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

     6.6 DIVIDENDS. Prior to issuance of Shares pursuant to Share Rights, Participants holding Share Rights shall not be entitled to receive dividends or other distributions paid with respect to Shares subject to such Share Rights, unless otherwise provided in the Agreement. After issuance of Shares pursuant to Share Rights, Participants holding Shares shall be entitled to receive all dividends and other distributions paid with respect to Shares, unless the Committee determines otherwise.

     6.7 ASSISTANCE WITH TAX OBLIGATIONS. The Agreement may provide for assistance to any Participant in connection with the Share Rights, including (a) the satisfaction by Homestake or its Affiliates of all or part of any income and employment tax obligations arising in connection with the Share Rights or related loan, and (b) authorizing the extension of a loan from Homestake or its Affiliates to such Participant (which loans may be forgivable on such terms as the Committee shall determine), in each case with or without security or interest.

     6.8 MODIFICATION OR EXTENSION OF SHARE RIGHTS. Within the limitations of the Plan, the Committee may modify or extend outstanding Share Rights. The foregoing notwithstanding, and except as provided in Sections 11.3 or 11.4, no modification of a Share Right shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Share Right.

     6.9 SERVICE AS CONSULTANT. For purposes of Section 6.4, an Agreement may provide that service as a consultant to Homestake or an Affiliate or any corporation, joint venture, partnership or other entity in which Homestake has, directly or indirectly, at least a 20% equity ownership or profits interest, shall be treated as employment by Homestake.

ARTICLE 7.  NON-EMPLOYEE DIRECTORS.

     Any other provision of the Plan notwithstanding, the participation in the Plan of Non-Employee Directors shall be subject to the following restrictions:

     7.1 GRANT OF SHARE RIGHTS. On the eighth business day following the day on which Homestake's annual earnings are released, each person who is a Non-Employee Director on that date shall be granted Share Rights providing for the issuance of Shares with a Fair Market Value, on the Grant Date, equal to 10% of the compensation received by the Non-Employee Director during the preceding calendar year for service as a Director.

     7.2 RESTRICTIONS. Except as provided in Section 7.3, a Non-Employee Director Share Right shall be canceled if the Non-Employee Director ceases to be a Director before the third anniversary of the Grant Date.

     7.3 LAPSE OF RESTRICTIONS. The restriction imposed on Non-Employee Director Share Rights shall lapse (a) on the third anniversary of the Grant Date, or (b) on the date the Non-Employee Director ceases to be a Director, if the Non-Employee Director ceases to serve as a Director before the third anniversary of the Grant Date (1) because of death, disability, retirement at mandatory retirement age for directors, (2) within one year following a Change of Control (without regard to whether the Board adopts a resolution approving the transaction or determining that no Change of Control has occurred), or (3) immediately prior to the specified effective date for a Corporate Transaction, unless the terms of the agreement for the Corporate Transaction require as a condition to consummation that outstanding Non-Employee Director Share Rights shall continue unimpaired if Homestake is the resulting or surviving corporation or entity or, if Homestake is not the resulting or surviving corporation or entity, that outstanding Non-Employee Director Share Rights shall be replaced with a comparable share right to receive shares of capital stock of the successor corporation or its affiliate.

     7.4 PAYMENT OF SHARE RIGHTS. If the restrictions imposed on a Non-Employee Director Share Right lapse, the Shares shall be issued to the Non-Employee Director on the date the Non-Employee Director ceases to be a Director.

     7.5 OTHER TERMS.  All provisions of the Plan not inconsistent with this
Article 7 shall apply to Share Rights granted to Non-Employee Directors.

ARTICLE 8.  WITHHOLDING TAXES.

     8.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to Homestake for the satisfaction of any withholding tax obligations that arise in connection with the Plan. Homestake shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

     8.2 SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her tax obligations by having Homestake or its Affiliates withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to Homestake may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

ARTICLE 9.  TERM OF THE PLAN; AMENDMENT; TERMINATION.

     9.1 TERM OF THE PLAN. The Plan, as set forth herein, shall be effective on the date it is approved by Homestake's shareholders at the 1996 Annual Meeting. Unless terminated sooner in accordance with Section 9.2, no Award may be granted after the earlier of (i) May 14, 2006, or (ii) the date on which all Shares available for issuance under the Plan have been issued or canceled pursuant to the exercise or surrender of Awards under the Plan.

     9.2 AMENDMENT OR TERMINATION. Except as hereafter provided, the Board may, at any time and for any reason, amend or terminate the Plan, except that the provisions of Article 7 relating to the amount, price and timing of Share Rights grants to Non-Employee Directors shall not be amended more than once in any six-month period, except any amendments which may be required by the Code, the Employee Retirement Income Security Act, or the rules thereunder. The foregoing notwithstanding, any amendment of the Plan shall be subject to the approval of Homestake's shareholders to the extent required by applicable laws, regulations or rules, or to the extent any such amendment shall
(a) increase the maximum number of Shares issuable under the Plan (except in accordance with Section 3.3), (b) materially increase the benefits accruing to Participants, (c) modify the eligibility requirements for Awards, or (d) modify
Article 7. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 10.  REGULATORY APPROVAL, REGISTRATION, AND INVESTMENT PURPOSE.

     10.1 REGULATORY APPROVAL. The implementation of the Plan, the granting of Options or SARs or Share Rights, and the issuance of Shares hereunder shall be subject to procurement of all approvals and permits required by regulatory authorities having jurisdiction in respect thereof.

     10.2 REGISTRATION. The Plan, the Shares subject thereto, and the Options, SARs and Share Rights granted thereunder may, in the discretion of the Board, be registered and qualified under the Securities Act of 1933 as amended or under the securities laws of any state, province or country. Unless the Share Rights or the Shares subject to an Option or SAR shall have been registered or qualified under applicable law, any Share Right or Option or SAR may be granted on the condition that the Participant agree that purchases or grant of Shares thereunder shall be for investment and not with a view to resale or distribution of such Shares contrary to any applicable securities laws or otherwise subject to such restrictions as Homestake shall determine to be required by applicable law. As a condition to the issuance of any securities pursuant to the Plan which are not registered or qualified under applicable securities laws, the Participant, his legal representative, executor, administrator, heir or legatee, as the case may be, receiving such Shares shall deliver to Homestake or its Affiliate a writing, in form and substance satisfactory to Homestake and its counsel, implementing such agreement.

ARTICLE 11.  MISCELLANEOUS.

     11.1 EMPLOYMENT RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Director of Homestake, an Affiliate or any other person. Homestake and its Affiliates reserve the right to terminate the service of any Employee or Director at any time, and for any reason, subject to applicable laws and a written employment agreement (if any).

     11.2 SHAREHOLDERS' RIGHTS. Except as otherwise provided in an Agreement, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares.

     11.3 CODE SECTION 162(M). The Committee, in its sole discretion, may require that one or more Agreements contain provisions which provide that, in the event Code Section 162(m), or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by Homestake for all or part of any payment of an Award under the Plan, a Participant's receipt of the portion that would not be deductible by Homestake shall be deferred until the next succeeding year or years in which the Participant's remuneration either does not exceed the limit set forth in Code Section 162(m) or is not subject to Code Section 162(m).

     11.4 RULE 16B-3. Homestake intends that, with respect to persons subject to Section 16 of the Exchange Act, this Plan will qualify under Rule 16b-3 promulgated thereunder. So long as Homestake has any class of equity securities registered under the Exchange Act and the rules promulgated under Section 16(b) of the Exchange Act so require as a condition for exemption of the Plan from the application of Section 16(b), any equity security (as defined in the Exchange Act or the rules and regulations thereunder) offered pursuant to the Plan must be held for six months from the Grant Date and, in the case of any derivative security (as defined in the rules and regulations promulgated under Section 16) offered pursuant to the Plan, at least six months must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, except in the event of the death or disability of the holder thereof. If any provision of the Plan or an Agreement requires modification to comply with the requirements of Section 16 and the rules thereunder, the Committee may waive, amend or modify the Plan or the Agreement accordingly. To the extent that any provision of this Plan or action by the Committee fails to comply with the Section 16 rules, it shall be null and void to the extent permitted by law and deemed advisable by the Committee.

     11.5 TRANSFERABILITY. Options, SARs and Share Rights granted under the Plan shall not be transferable other than by will or the laws of descent or distribution; and shall be exercisable only by the Participant during the Participant's lifetime; provided, however, to the extent permitted by Rule 16b-3 or any successor rule and an Agreement, an Agreement with respect to NSOs, SARs (other than SARs issued in connection with ISOs) or Share Rights may permit transfers, (a) in connection with a Participant's estate plan, to (1) a Participant's family members, (2) a trust for the benefit of the Participant or the Participant's family members, or (3) other members of the Participant's household, or (b) pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     11.6 GOVERNING LAW. The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of California.

ARTICLE 12.  ADOPTION OF PLAN AND AWARDS BY FOREIGN AFFILIATES.

     Any foreign Affiliate of Homestake may adopt the Plan and grant NSOs, SARs and Share Rights if the grant of such NSOs, SARs and Share Rights and the form of the Agreement has been approved by the Committee. Any such foreign Affiliate shall enter into agreements with Homestake pursuant to which Homestake shall make available to the foreign Affiliate the Shares to be delivered on exercise of any such NSOs, SARs and Share Right.

ARTICLE 13.  CHANGES IN CORPORATE STRUCTURE OR CONTROL.

     13.1 CORPORATE TRANSACTION.

     (a) In the event of one or more of the following transactions ("Corporate Transaction"), and subject to the further provisions of this Article 13:

          (1) A consolidation or merger of Homestake, or an acquisition by Homestake or any of its Affiliates of another corporation or entity or its assets, or other corporate reorganization or acquisition transaction in which Homestake or any of its Affiliates is a participant, under the terms of which less than 75% of the voting power in the resulting or surviving corporation or entity is held by the shareholders of Homestake immediately preceding such event, except for a transaction, the principal purpose of which is to change the state of Homestake's incorporation;

          (2) more than 75% of the assets of Homestake are sold or otherwise disposed of; or

          (3) Homestake dissolves or liquidates or effects a partial liquidation involving more than 75% of its assets;

then (i) all Options and SARs at the time outstanding under the Plan and not then otherwise fully exercisable shall, five business days immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for up to the total number of Shares subject to such Option or SAR and may be exercised for all or any portion of the Shares or cash for which the Option or SAR is so accelerated and (ii) all Shares and cash payments to which the holder of a Share Right is entitled under any Share Rights granted pursuant to this Plan shall be delivered to the Participant five business days prior to the specified effective date for the Corporation Transaction, free of all risks of forfeiture and other restrictions on ownership and transferability.

     (b) In no event shall any such acceleration in connection with a Corporate Transaction described in subparagraph (1) of paragraph (a) above occur if (1) Homestake is the resulting or surviving corporation or entity and each outstanding Option, SAR or Share Right continues in existence without change in its terms, or (2) if Homestake is not the resulting or surviving corporation or entity, the terms of the agreement in respect of the Corporate Transaction require as a condition to consummation that each such outstanding Option, SAR, or Share Right shall either be assumed by the resulting or surviving corporation or entity or Affiliate thereof or be replaced with a comparable Option and SAR or Share Right to purchase or receive shares of the resulting or surviving corporation or entity or Affiliate thereof. The determination of such comparability shall be made by the Committee (as constituted at least five business days prior to such event), and its determination shall be final, binding and conclusive.

     (c) In no event shall any such acceleration occur in connection with a Corporate Transaction described in subparagraph (2) or (3) of paragraph (a) above unless the Committee (as constituted at least five business days prior to such event) determines, in its discretion, that such acceleration is appropriate.

     (d) Notwithstanding the above, in the event of any Corporate Transaction the Committee shall have the discretion to cancel outstanding Options, SARs or Share Rights, in whole or in part, subject to such conditions as the Committee may determine, upon payment to (1) Option holders and SAR holders, with respect to each Option and SAR to be canceled, an amount in cash equal to the difference between (i) the Fair Market Value (at the effective date of such Corporate Transaction) of the consideration the Option holder or SAR holder would have received if the Option or SAR had been exercised immediately prior to the effective date of such Corporate Transaction and (ii) any amount payable by such holder upon exercise of the Option or SAR, and (2) holders of Share Rights, an amount in cash equal to the Fair Market Value of the Shares subject to such Share Right.

     13.2 CHANGE OF CONTROL.

     (a) In the event of one or more of the following occurrences ("Change of Control"):

          (1) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of Homestake's then outstanding shares, unless, not later than 30 business days after notice to Homestake of such event, the Board (as constituted immediately prior to such event) adopts a resolution that approves the transaction or determines that for purposes of the Plan no Change of Control has occurred (which resolution may be revoked by the Board at any time, in which case a Change of Control will be deemed to have occurred as of the date such revocation becomes effective);

          (2) During any period of two consecutive years, Directors who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or nomination for election by Homestake's shareholders, of each Director is approved by the vote of at least two-thirds of the Directors then still in office and who were Directors at the beginning of such period; or

          (3) The occurrence of any other change of control of a nature that would be required to be reported in accordance with Item 1(a) of Form 8-K pursuant to Sections 13 or 15(d) of the Exchange Act or in Homestake's proxy statement in accordance with Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or in any successor forms or regulations to the same effect;

unless, within 30 business days after notice to Homestake of such event, the Board (as constituted immediately prior to such event) adopts a resolution that approves the transaction or determines that for purposes of the Plan no Change of Control has occurred (which resolution may be revoked at any time, in which case a Change of Control will be deemed to have occurred on the date such revocation becomes effective); then (i) all Options and SARs at the time outstanding under the Plan and not then otherwise fully exercisable shall immediately become fully exercisable as of the date of the Change of Control and may be exercised for all or any portion of the Shares or cash for which the Option or SAR is so accelerated and (ii) all Shares and cash payments to which a holder of Share Rights is entitled under any Share Rights granted pursuant to this Plan (other than Non-Employee Director Share Rights) shall be delivered to the Participant on or as soon as practicable following the Change of Control, free of all risks of forfeiture and other restrictions on ownership and transferability.

     13.3 ADJUSTMENTS. If any change is made to the Shares issuable under the Plan by reason of a Corporate Transaction or a Change of Control pursuant to the provisions of this Article 13, the Committee (or the Board, as applicable) shall adjust the maximum number and class of Shares issuable under the Plan, the number and class of Shares subject to Options, SARs and Share Rights, and the price, as provided in Section 3.3.

     13.4 NO EFFECT ON RIGHTS OF COMPANY. The grant of Options, SARs and Share Rights under the Plan shall not affect the right of Homestake to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE 14.  DEFINITIONS.

     14.1 GENERAL DEFINITIONS. The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following meanings:

          "AFFILIATE" means any "parent corporation" or "subsidiary corporation," as such terms are defined in Code Sections 424(e) and 424(f).

          "AGREEMENT" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

          "AWARD" means, individually or collectively, any award of an Option, an SAR or a Share Right under the Plan.

          "BOARD" means Homestake's Board of Directors, as constituted from time to time.

          "CHANGE OF CONTROL" shall have the meaning as defined in Article 13.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMITTEE" means the Compensation Committee of the Board.

          "CORPORATE TRANSACTION" shall have the meaning as defined in Article
     13.

          "DIRECTOR" means a member of the Board.

          "EMPLOYEE" means any key employee of Homestake, an Affiliate or any corporation, joint venture, partnership or other entity in which Homestake has, directly or indirectly, at least a 20% equity ownership or profits interest. Neither service as a Director nor payment of a director's fee by Homestake shall be sufficient to constitute employment by Homestake.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXERCISE PRICE" means the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Agreement.

          "FAIR MARKET VALUE" means the fair market value of Shares, determined by the Committee, in its sole discretion, provided, however, for purposes of Article 7, "Fair Market Value" shall mean the average of the closing price of the Shares on the third through the seventh business days, inclusive, following the release of Homestake's annual earnings press release.

          "GRANT DATE" means, with respect to an Award, the date that the Award was granted by the Committee (or by the Board in the case of Article 7). Within a reasonable time thereafter, Homestake (or its foreign Affiliate where applicable pursuant to Article 12) will execute and deliver an Agreement to the Participant.

          "HOMESTAKE" means Homestake Mining Company, a Delaware Corporation.

          "ISO" means an incentive stock option described in Code Section
     422(b).

          "NSO" means an Option not described in Code Sections 422 or 423.

          "NON-EMPLOYEE DIRECTOR" means a Director who is not an Employee.

          "OPTION" means an ISO or NSO granted under the Plan and entitling a Participant to purchase one Share.

          "OUTSIDE DIRECTOR" shall mean a Non-Employee Director who is an outside director as defined in Code Section 162(m).

          "PARTICIPANT" means an individual or estate who holds an Award.

          "PLAN" means this Homestake Mining Company Stock Option And Share Rights Plan -- 1996, as it may be amended from time to time.

          "SAR" means a stock appreciation right granted under the Plan.

          "SAR GRANT PRICE" means the amount established by the Committee as the grant price of an SAR.

          "SHARE" means one share of the common stock of Homestake.

          "SHARE RIGHT" means the right to acquire a Share for no consideration.

          "TEN PERCENT OWNER" means any Employee of Homestake or an Affiliate who is, on the Grant Date of an ISO, the owner of Shares (determined with application of ownership attribution rules of Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of Homestake or any of its Affiliates.

     14.2 OTHER DEFINITIONS. In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in an Agreement.

     IN WITNESS WHEREOF, HOMESTAKE MINING COMPANY has executed this Plan as of May 14, 1996.

                                          HOMESTAKE MINING COMPANY
                                          By:
                                             ---------------------------------

                                          Its:
                                              --------------------------------

                                [RECYCLE LOGO]
                          PRINTED ON RECYCLED PAPER

                           HOMESTAKE MINING COMPANY
                            650 CALIFORNIA STREET
                       SAN FRANCISCO, CALIFORNIA 94108
                ANNUAL MEETING OF SHAREHOLDERS - MAY 14, 1996
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
     PROXY - The undersigned hereby appoints HARRY M. CONGER, JACK E. THOMPSON
R and WAYNE KIRK as proxies, each with the power to appoint a substitute, and hereby authorizes a majority (or if only one, then that one) of them to
O represent and to vote, as designated on the reverse side, all shares of common stock of Homestake Mining Company held of record by the undersigned
X on March 18, 1996 at the Annual Meeting of Shareholders, or any postponement or adjournment thereof.
Y
                   CONTINUED AND TO SIGNED ON REVERSE SIDE          SEE REVERSE
                                                                        SIDE

                                 DETACH HERE

/X/ Please mark
    votes as in
    this example

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS NUMBER 1, 2 AND 3.

1.  Election of four Class III Directors (term of three years).

    Nominees:  Harry M. Conger, G. Robert Durham, Robert K. Jaedicke and
               Carol A. Rae.
                        FOR             WITHHELD
                        / /               / /

    / / ______________________________________
        For all nominees except as noted above

2.  Approval of Stock Option and Share Rights Plan - 1996.
                FOR             AGAINST         ABSTAIN
                / /               / /             / /

3.  Appointment of Coopers & Lybrand L.L.P. as independent auditors for 1996.
                FOR             AGAINST         ABSTAIN
                / /               / /             / /

                                                   MARK HERE FOR ADDRESS   / /
                                                   CHANGE AND NOTE AT LEFT

                                  By execution of this proxy the undersigned hereby authorizes such proxies or their substitutes to vote in their discretion on such other business as may properly come before the meeting.

                                  Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in full corporate name by an authorized officer.

Signature: _______________ Date: _____    Signature: _______________ Date: _____